UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 2, 2013

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Progenics Pharmaceuticals, Inc. to be held on Wednesday June 12, 2013 at 10:00 A.M. local time at The Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York.

At this Meeting, you are being asked to consider and vote on (i) the election of Progenics' directors, (ii) the annual advisory vote on executive compensation, (iii) approval of an amendment to the Company's Certificate of Incorporation to increase its authorized common stock, (iv) approving an increase in the number of available shares under our 2005 Stock Incentive Plan, and (v) ratifying your Board's selection of Ernst & Young LLP to serve as Progenics' independent registered public accounting firm for 2013.

Your Board encourages stockholders to participate in Progenics' affairs and invites you to attend the Meeting in person. It is always important that your shares be represented.  It is particularly so this year because the proposed amendments of our charter and Stock Incentive Plan require majority stockholder votes, as described in the Proxy Statement.  The Company's majority voting standard for directors requires each Board candidate to receive a majority of the votes cast on his or her candidacy in order to be elected.

This year's Meeting is also significant in that Chuck Baker and Kurt Briner, two of our longest-serving outside directors, are retiring from the Board after more than three decades of cumulative service to Progenics and its stockholders. We have valued their knowledge, wisdom and leadership.

Your vote is important. Whether or not you decide to attend the Meeting, we urge you to vote. Even if you return a Proxy Card or vote via the Internet or by telephone, you may still attend the Meeting and vote in person.

Thank you for your participation.

Very truly yours,

PETER J. CROWLEY
Chairman of the Board of Directors

PROGENICS PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 12, 2013

The Annual Meeting of Stockholders of Progenics Pharmaceuticals, Inc. will be held at The Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York, on Wednesday, June 12, 2013 at 10:00 A.M. local time, for the purpose of considering and voting upon the following matters, each as more fully described in the attached Proxy Statement:

1.	Electing six directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified.

2.	Approving, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this year's Proxy Statement.

3.	Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 80 million to 160 million.

4.	Approval of an increase in the number of shares of common stock reserved for issuance under the Company's 2005 Stock Incentive Plan from 8,450,000 to 10,450,000.

5.	Ratifying the Board's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for 2013.

Stockholders of record at the close of business on April 17, 2013 are entitled to receive notice of and vote at the Meeting. A list of stockholders entitled to vote at the Meeting is open to examination by any stockholder at our principal offices, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

Whether or not you plan to attend the Meeting, please vote your shares promptly via the Internet or the toll-free telephone number as described in the enclosed materials. If you received a Proxy Card by mail, please sign, date and return it in the envelope provided. If you attend the Meeting and vote in person, your vote by Proxy will not be used. You may revoke your Proxy at any time prior to its exercise, regardless of the manner used to transmit your voting instructions.

Promptly communicating your voting instructions by any of these methods will help us in preparing for the Meeting. We greatly appreciate your cooperation and participation.

By order of the Board of Directors,

Angelo W. Lovallo, Jr.
Vice President, Finance and Treasurer

Tarrytown, New York
May 2, 2013

PROGENICS PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

May 2, 2013

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to holders of Progenics Pharmaceuticals, Inc. common stock, par value $.0013 per share, in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors for use at the Annual Meeting of Stockholders to be held at The Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York on Wednesday, June 12, 2013, at 10:00 A.M. local time, and at any and all adjournments thereof.

Our proxy materials are most readily available to stockholders on the Internet. On the date of this Proxy Statement, we are

•	Mailing to stockholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access the proxy materials online and how to request a printed or email copy; and

•
Making available at www.proxyvote.com the Notice, Proxy Statement, Proxy Card, and a copy of our 2012 Annual Report to Stockholders, which includes our Annual Report on Form 10-K to the U.S. Securities and Exchange Commission. To view these documents, enter the 12-digit control number which appears on your Notice.

Proxy materials and other SEC filings are also available on the Internet at www.progenics.com, and on the SEC's EDGAR system, at www.sec.gov. You may also obtain without charge a copy of our Form 10-K by writing to Investor Relations at our address above.

Stockholders of record at the close of business on April 17, 2013 are entitled to vote at the Meeting and any adjournment thereof. At that date, there were outstanding 51,132,599 shares of Progenics common stock, our only class of voting securities outstanding. Each stockholder is entitled to one vote for each share of common stock registered in the holder's name on the record date. A majority of all shares of common stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the Meeting.

You may revoke the authority granted by your proxy at any time prior to its use by filing with our Corporate Secretary a written revocation, submitting a new, proper proxy via the Internet or telephone after the date of the proxy to be revoked, or attending the Meeting and voting in person. The Company's officers or employees will solicit proxies chiefly through dissemination of proxy materials via the Internet and the mails, and we may also solicit proxies in person or by telephone or other electronic communication. We may also enlist the aid of brokerage houses or our transfer agent in soliciting proxies. We will bear all solicitation expenses, including costs of preparing, assembling and distributing the proxy materials.

Shares of common stock represented by unrevoked proxies will be voted in accordance with the choice or instructions specified on the proxy. The persons named in the proxy intend, unless otherwise specifically instructed in the proxy, to vote all proxies received by them (i) FOR electing the six director nominees named in Proposal 1, (ii) FOR approving, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, (iii) FOR approval of the amendment of the Company's Amended and Restated Certificate of Incorporation, (iv) FOR approving the increase in available shares under the Company's 2005 Stock Incentive Plan, and (v) FOR ratifying the Board's selection of Ernst & Young LLP to serve as Progenics' independent registered public accounting firm for 2013.

GENERAL INFORMATION	1
PROPOSAL 1: ELECTION OF DIRECTORS	3
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	5
PROPOSAL 3: AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	6
PROPOSAL 4: AMENDMENT OF 2005 STOCK INCENTIVE PLAN	7
PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	9
EXECUTIVE AND OTHER OFFICERS	11
CORPORATE GOVERNANCE	11
Audit Committee Report	13
Compensation Committee Report	14
Compensation Committee Interlocks and Insider Participation	14
EXECUTIVE COMPENSATION	15
Compensation Discussion and Analysis	15
Executive Compensation Tables	18
Director Compensation	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
OTHER MATTERS	25
Certain Relationships and Related Transactions	25
Section 16(a) Beneficial Ownership Reporting Compliance	25
Transactions in Stock by Insiders	25
Stockholder Proposals	25
Householding of Proxy Materials	25
Other Business	25

APPENDIX A: Amended and Restated Certificate of Incorporation as proposed to be amended	A-1
APPENDIX B: 2005 Stock Incentive Plan as proposed to be amended	B-1

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Meeting, six directors are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and have qualified. Proxies given pursuant to this solicitation will be voted as specified in the proxies, and if no specification is made will be voted in favor of the six nominees listed below. Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the Proxy Card. The Board has no reason to believe that any nominee will be unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Directors Charles A. Baker and Kurt W. Briner have chosen not to stand for re-election and their terms will end as of the Meeting. Progenics expresses its appreciation for their over three decades of cumulative service as directors and Board committee leaders. As of the date of this Proxy Statement, the Company has not designated nominees for director to succeed Messrs. Baker and Briner, and as a result the number of nominees proposed for election is less than the nine directors currently fixed pursuant to the Company's By-Laws.

As part of our Corporate Governance practices discussed below, we from time to time may solicit or entertain suggestions for possible Board candidates from a number of sources, including our stockholders, and are currently considering several such candidates.  If prior to the Meeting your Board determines to appoint one or more such candidates as, or as a nominee for election as, director, the Company will supplement this Proxy Statement with information concerning the candidate(s) and a form of proxy to vote on them.

Our By-Laws require that in order to be elected, a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director continues to serve on the Board until his or her successor is elected and qualified or until earlier resignation or removal (known as the "holdover rule"). In light of the holdover rule and to give appropriate effect to the majority voting standard, each director named below standing for election has, in accordance with our By-Laws and Corporate Governance Guidelines, submitted a contingent resignation which becomes effective only if the director fails to receive a sufficient number of votes for re-election at an annual meeting and the Board accepts the resignation. If an incumbent director does not receive the required vote for re-election, our Nominating and Corporate Governance Committee would make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

Director Nominees

Our nominees for directors of the Company, all of whom are currently directors, are listed below together with information concerning (i) their principal occupations or employment, including other public-company directorships, during the past five years, and (ii) the particular experience, qualifications, attributes and/or skills of each nominee that led the Board and its Nominating and Corporate Governance Committee to determine that he or she should serve as a director.

	Director Since	Position with the Company
Peter J. Crowley (3)(4)(5)	2009	Chairman
Paul J. Maddon	1986	Vice Chairman
Mark R. Baker (4)(5)	2009	Chief Executive Officer and Director
Stephen P. Goff (2)(4)	1993	Director
David A. Scheinberg (1)(4)(5)	1996	Director
Nicole S. Williams (1)	2007	Director
____________
Member of:
(1)                Audit Committee.
(2)                Nominating and Corporate Governance Committee.
(3)                Compensation Committee.
(4)                Science and Technology Committee.
(5)                Strategy and External Technology Subcommittee.

Mr. Crowley, 54, is Operating Partner of MTS Health Partners, L.P., a New York based healthcare merchant bank, and an Operating Partner at JH Partners, a private equity firm. Mr. Crowley retired in 2008 as Managing Director of the Healthcare Investment Banking group at Oppenheimer & Company (formerly CIBC World Markets), which he headed since 1995, with responsibility for public and private financing and advisory services for biotechnology, pharmaceutical, medical device and healthcare services companies. Mr. Crowley serves on the board of directors of the New York Eye and Ear Infirmary, Continuum Hospitals, the Foundation Fighting Blindness and Rye Country Day School. He is also a board member at La Perla, an Italian lingerie company, Ouidad, a hair salon company, and Napastyle, a specialty food and furnishings company. Mr. Crowley holds an M.B.A. in finance from Columbia University Graduate School of Business and a B.A. in economics from Harvard University.

Mr. Crowley brings to the Board deep perspective into U.S. and international capital markets and strategic business trends. As a senior investment banker specializing in the healthcare industry, Mr. Crowley developed financial and analytic capabilities which are key inputs in the development of the Company's strategic direction, the setting of goals for its financial and operational plans, and the oversight of its financial reporting and audit functions. He has extensive knowledge of, and contacts with major participants in, the global biotechnology and pharmaceutical industries, as well as a wealth of experience evaluating the performance of businesses and products in the Company's industry and designing appropriate strategic and financial alternatives for them.

Dr. Maddon, 53, Progenics' Founder and Vice Chairman, has served in various capacities since the Company's inception, including Chairman of the Board, Chief Executive Officer, President and Chief Science Officer. Now a private investor and entrepreneur, he serves as a trustee of Columbia University and as a member of the Board of Advisors of its Medical Center.  He also serves as a trustee of the Society for Science & the Public and NYSCI (New York Hall of Science), as well as a director of the Children's Health Fund and the Fund for Public Health in New York. Dr. Maddon serves as a director of Azevan Pharmaceuticals, Inc., a privately-held biotechnology company developing therapeutics to treat disorders of stress, mood, and behavior, as well as an advisor to Nutrition 21, LLC, a privately-held developer and marketer of nutritional products. Prior to founding Progenics, from 1981 to 1988 Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia in the laboratory of Dr. Richard Axel. Dr. Maddon holds a B.A. in biochemistry, an M.D., and a Ph.D. in biochemistry and molecular biophysics, all from Columbia.

As a result of Dr. Maddon's long tenure as CEO and CSO of Progenics, he has extensive knowledge of the Company and the biopharmaceutical industry and provides valuable business, leadership and management insights. Dr. Maddon's background reflects significant achievements in and knowledge of business, science and medicine, with a deep understanding of product development and the role of science in business.  Through his service as a board member of other organizations, he also brings important insight on emerging technologies, products and markets, and how various areas of research and development, and the Company as a whole, compare against competing alternatives.

Mr. Baker, 58, Chief Executive Officer, joined the Company in 2005 as Senior Vice President & General Counsel and Secretary. In 2008, he was appointed Executive Vice President – Corporate, in 2009 became President, and has been CEO since March 2011. From 2003 to 2005, Mr. Baker was Chief Business Officer, Secretary and a director of New York Trans Harbor LLC, a privately-held ferry operation in New York City. From 1997 to 2001, he was Executive Vice President, Chief Legal Officer and Secretary of Continental Grain Company, a privately-held international agri-business and financial concern. Prior thereto, he was a partner and Co-Chairman of the Capital Markets Group of the New York law firm, Dewey Ballantine. Mr. Baker has an A.B. degree from Columbia College and a J.D. from the Columbia University School of Law.

Mr. Baker's qualifications for serving as a director of the Company include his 30 years of business and legal experience, a significant portion of which has been in the life sciences industry. Mr. Baker has been involved in the senior management of the organizations with which he worked before joining the Company, and has extensive experience managing public and private companies, including specific experience with respect to the financial, accounting, audit, human resources, intellectual property, legal, environmental, insurance, scientific and operational aspects of businesses in diverse industries. He has also served as a legal and business advisor to numerous boards of directors of public and private entities.

Dr. Goff, 61, the Higgins Professor in the Departments of Biochemistry and Molecular Biophysics, and Microbiology and Immunology at Columbia University, became a scientific advisor to us in 1988. He received an A.B. in biophysics from Amherst College and a Ph.D. in biochemistry from Stanford University. Dr. Goff performed post-doctoral research at the Massachusetts Institute of Technology in the laboratory of Dr. David Baltimore.

Dr. Goff's reputation and extensive relationships in the medical research community have resulted in his being involved in evaluating cutting-edge research proposals in diverse areas of inquiry, and he brings that experience and knowledge to advising the Company on its research and development initiatives. His long academic career concentrating in infectious disease research has been especially valuable to the Company's efforts in virology and related fields.

Dr. Scheinberg, 57, became a scientific advisor to Progenics in 1994. He has been associated with the Sloan-Kettering Institute for Cancer Research since 1986, where he is the Vincent Astor Chair and Member, Leukemia Service; Chairman, Molecular Pharmacology and Chemistry Program; Chairman, Experimental Therapeutics Center; and Head, Laboratory of Hematopoietic Cancer Immunochemistry. He also holds the positions of Professor of Medicine and of Pharmacology at the Medical College of Cornell University. He received a B.A. from Cornell and an M.D. and a Ph.D. in pharmacology and experimental therapeutics from The Johns Hopkins University School of Medicine.  Dr. Scheinberg is a director of ContraFect Corporation, a privately-held biotechnology company.

Dr. Scheinberg's expertise as a leading academic oncologist at Sloan-Kettering and Cornell is exceptionally valuable to the Board and its scientific committees, which he chairs. He evaluates potential research directions and the design and monitoring of resulting programs. His broad knowledge of and contacts in the highest levels of medical research are important to the Company's efforts to advance its research and development initiatives.

Ms. Williams, 68, was elected to our Board in 2007 after retiring in 2006 as Chief Financial Officer of Abraxis Bioscience Inc., a biopharmaceutical company, and President of its Abraxis Pharmaceutical Products division, positions she assumed upon the 2006 merger of American Pharmaceutical Partners, Inc. and American Bioscience Inc. From 2002 to 2006, Ms. Williams was the Executive Vice President and Chief Financial Officer of American Pharmaceutical Partners, as well as President from 2005. Previously, she was Executive Vice President and Chief Financial Officer of R.P. Scherer, Inc., a global drug delivery company. Ms. Williams is President of the Nicklin Capital Group, Inc., a firm she founded in 1999 to invest in and provide consulting to early-stage technology companies in the Midwest. She is a director, Audit Committee chair and Compensation Committee member at Intercept Pharmaceuticals, Inc. (ICPT), a biotechnology company, and previously held the same positions at Orchid Cellmark, Inc., a leading DNA identity testing service company, until its 2011 purchase by LabCorp. Ms. Williams received her Demi-License en Science Politique from the University of Geneva, Switzerland, her License en Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago. She is a National Association of Corporate Directors (NACD) Board Leadership Fellow.

Ms. Williams' experience gives her special insight into the financial and operational issues that a company in the pharmaceutical industry faces. She brings expertise to the Company in the areas of financial analysis and reporting, internal auditing and controls, and risk management oversight. Her board and audit committee roles at other public companies give her a broad perspective in the areas of financial reporting, and audit and Enterprise Risk Management. Her international training and experience with global corporations helps to guide the Company as its operations and activities have become more global.

Other Information

In 2005, the SEC issued an order against Mr. Crowley arising out of allegations that his former employer violated Section 15B(c)(1) of the U.S. Securities Exchange Act of 1934 and Rule G-37(b) of the Municipal Securities Rulemaking Board, which prohibit a broker, dealer or municipal securities dealer from engaging in municipal securities business with an issuer within two years after any contribution to an official of such issuer. The alleged violations occurred as a result of a 2002 political donation made by Mr. Crowley to the re-election campaign of an official of an issuer with which the employer subsequently engaged in municipal securities business. Mr. Crowley was ordered to cease and desist from causing any violations and any future violations of the above provisions and pay a $25,000 civil money penalty. Mr. Crowley consented to the entry of the order without admitting or denying its findings, except as to the SEC's jurisdiction over him and the subject matter of the proceedings.

VOTING

Those nominees receiving a majority of the votes cast in respect of him or her (the number of shares voted "for" the nominee must exceed the number of votes cast "against") will be elected directors. Since neither abstentions nor broker non-votes are considered to be "votes cast," they will not affect the outcome of the election.

Your Board deems the election of the six nominees listed above as directors to be in the Company's and stockholders' best interests and recommends a vote FOR their election.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under financial regulatory reform legislation enacted by the U.S. federal government in 2010, our stockholders are entitled to vote, on an advisory, nonbinding basis, on the compensation of our most senior management. The Dodd-Frank Wall Street Reform and Consumer Protection Act gives stockholders the right to indicate their view, in this "say-on-pay" vote, on the compensation of our Chief Executive Officer (CEO), Principal Financial Officer (PFO), our former CEO, our former Chief Financial Officer, and three other most highly compensated executive officers (Named Executive Officers or NEOs). In accordance with their stated preference for the frequency of these advisory votes, our stockholders are currently entitled to vote on executive compensation every year.
As described in detail under Executive Compensation -- Compensation Discussion and Analysis, senior executive compensation at Progenics is designed to retain and incentivize high quality executives whose efforts are key to the Company's long-term success. Our NEOs are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. The CD&A provides details about our executive compensation philosophy, objectives and processes as well as information about 2012 compensation of the NEOs.
The Compensation Committee of your Board establishes and reviews NEO compensation to ensure it achieves the desired goal of aligning executive compensation with our stockholders' interests and current market practices.
We are asking stockholders to give advisory approval of the compensation of our Named Executive Officers. This vote is intended to address overall NEO compensation and the philosophy, policies and practices described in this Proxy Statement, rather than any specific item of compensation. We are recommending that stockholders cast a non-binding advisory vote "FOR" the following resolution at the Annual Meeting:
"RESOLVED, that the compensation of the Company's Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders, particularly in the Compensation Discussion and Analysis and compensation tables, is hereby approved."

The say-on-pay vote is advisory, and therefore not binding on Progenics, the Compensation Committee or your Board. Nevertheless, the Committee and the Board value the opinions of stockholders, whether expressed through this vote or otherwise, and, accordingly, intend to consider the results of this vote in making future determinations regarding executive compensation arrangements.

VOTING

A majority of the votes cast at the Meeting in person or by proxy is necessary for approval of this advisory resolution. Since neither abstentions nor broker non-votes are considered to be "votes cast," they will not affect the outcome of the vote.

Your Board deems approval of this advisory resolution to be in the Company's and stockholders' best interests and recommends a vote FOR Proposal 2.

PROPOSAL 3:
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES

Your Board has unanimously adopted a resolution for approval by stockholders proposing an amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80 million to 160 million, which, including its authorized 20 million shares of preferred stock (none of which has been issued), will result in the total number of shares of all classes of stock which Progenics has authority to issue increasing from 100 million to 180 million. The form of the Amended and Restated Certificate of Incorporation to effectuate this proposed amendment is attached as Appendix A.

The Delaware General Corporation Law, under which Progenics is organized, permits a corporation to issue shares of common stock only to the extent it has shares authorized for issuance under its certificate of incorporation. As of March 31, 2013, of our 80 million authorized common shares, 51,332,599 were issued and outstanding (except for 200,000 held in treasury) and 7,505,334 were reserved for issuance upon exercise of stock options or vesting of restricted shares granted under Company incentive plans. As a result, 21,362,067 shares of common stock are currently available for issuance. The proposed amendment would change neither authorized preferred stock nor the relative rights of holders of common and preferred stock.

Reason for the Amendment

Your Board believes that the number of shares of common stock remaining available for issuance is insufficient to provide us the needed flexibility to conduct and grow our business and plan for future events. Until recently, Progenics had a relatively small number of authorized common shares in comparison to similar biotechnology companies.  In 2011, the Company's stockholders approved an increase in authorized common stock based on the number of common shares authorized at the time.  Since then, Progenics has issued a portion of its authorized and unissued shares in a late-2012 public offering of common stock and the early-2013 acquisition of Molecular Insight Pharmaceuticals, Inc.  Your Board believes the proposed increase in authorized shares will provide an appropriate level of flexibility to act on appropriate opportunities, such as possible acquisitions, financings and other corporate purposes, should it deem any of those actions to be in the best interests of the Company and its stockholders.

Progenics' ability to conduct research on and develop its intellectual property and other assets, and its competitive position in the biotechnology space, depend in part upon its ability to secure financing for drug development programs, to license assets such as intellectual property rights to potential drug candidates, to acquire other companies or parts of companies, and to attract and retain employees, all of which may have the potential to be accomplished most optimally through the issuance of Progenics stock. To this end, the Board believes it is important for Progenics to have the ability to take advantage of opportunities that might present themselves and which may require it to issue common stock as consideration for licensing opportunities and acquisition targets, and as incentive compensation for employees of the Company. If Progenics does not have sufficient authorized shares for such purposes, it may lose important opportunities, including to its competitors, which in turn could adversely affect its financial performance and growth. Without an increase in its authorized common shares, the Company will also be constrained in its ability to use equity as a component of compensation to attract and retain key personnel. The Board believes that the proposed increase in authorized common stock will make sufficient shares available for opportunities such as those described above should they present themselves.

Other than as permitted or required under the Company's employee incentive and benefit plans and under outstanding options and restricted stock, the Board has no agreements or commitments to issue additional shares of common stock for any purpose. Once approved, however, shares of common stock may be issued from time to time by Board action on such terms and for such purposes as it may consider appropriate with no additional action or authorization by stockholders except as required by applicable law or the rules of the NASDAQ Stock Market or any other stock exchange or trading system on which the common stock is then listed or quoted. Under current NASDAQ rules, stockholder approval is required for certain acquisition and financing transactions that result in a 20% or greater increase in the number of shares outstanding. The Company has not in the past, and does not intend to, issue or use the preferred stock provided for in its charter for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan without prior stockholder approval, unless the Board determines that in its judgment doing so would be in the best interests of the Company's stockholders.

The Company may seek stockholder approval of additional increases in authorized shares from time to time in the future as considered appropriate and approved by the Board. Under the Company's Certificate of Incorporation, stockholders do not have preemptive rights with respect to common stock, meaning that existing stockholders do not have any preferential rights to purchase shares that the Board may elect to issue. Issuances of additional shares of common stock could have a dilutive effect on earnings per share, voting power and relative shareholdings of current stockholders. The Board is not aware of any attempt to take control of the Company, and has not presented this proposal with the intent that it be utilized as an anti-takeover device.

If the proposed amendment is adopted, it will become effective upon filing of the Amended and Restated Certificate of Incorporation in the form of Annex A as required by Delaware law, which we anticipate doing as soon as practicable following the Meeting. Even if stockholders approve the proposed amendment, however, the Board retains discretion under Delaware law not to implement the proposed amendment, and if it exercises such discretion, the number of authorized shares would remain at current levels.

VOTING

The affirmative vote of a majority of the outstanding shares of the Company's common stock is required to approve the amendment of the Company's Restated Certificate of Incorporation to increase its authorized common shares as described above. Abstentions and broker non-votes will be counted as a vote against the proposal.

Your Board deems the adoption of the amendment of the Company's Amended and Restated Certificate of Incorporation to be in the Company's and stockholders' best interest and recommends a vote FOR Proposal 3.

PROPOSAL 4: AMENDMENT OF 2005 STOCK INCENTIVE PLAN

Your Board has amended, subject to stockholder approval, our 2005 Stock Incentive Plan to increase the maximum number of shares available for issuance thereunder from 8,450,000 to 10,450,000 shares.

Reason for the Amendment

Your Board believes it is in the Company's best interest to encourage stock ownership by employees and others who provide valuable services. The Plan provides the mechanism to award equity-based and other incentive compensation to employees, officers, directors, consultants, advisors and other service providers, and can be used for awards of stock options, stock appreciation rights (SARs), restricted stock, stock units, stock awards and performance awards that qualify as "performance-based compensation" under section 162(m) of the U.S. Internal Revenue Code (IRC).

The Board has determined that additional shares should be available for awards to eligible persons who contribute to our business. The Company's policy is to limit its proposed increases in the maximum number of shares available under the Plan. As a result, the Company from time to time requests stockholders to approve increases in available Plan shares which the Board believes, as discussed below, are in the best interests of the Company and its stockholders.

The Board believes that the Stock Incentive Plan is important to attract and retain employees in a competitive labor market, which is essential to our long-term growth and success. In order to continue to ensure that a sufficient reserve of common stock is available for awards under the Plan, so that we can recruit, hire and retain employees, our Board believes that additional shares of common stock should be made available under the Plan.

This summary of the material terms of the Plan is qualified by reference to the full text of the Plan attached as Appendix A. The amendment will become effective upon approval of stockholders. If stockholders do not approve this amendment, we will reevaluate how we provide incentives to existing and future employees and other service providers, but will continue to utilize the Plan pursuant to its existing terms.

Summary of the Plan

Purpose. The Plan, which is administered by the Board's Compensation Committee, is intended to align our employees and other awardees' interests with those of our stockholders by providing incentive compensation tied to stock performance and promoting increased stock ownership by those individuals. It also helps us attract, retain and motivate personnel on whose judgment, initiative and effort we depend.

Eligible Awardees. Awards under the Plan may be granted to current or prospective employees, officers, directors, consultants, advisors or other service providers. Under our current compensation policies, as of March 31, 2013, 36 of our employees are eligible to participate in the Plan.

Available Shares. Progenics counts various types of awards against the number of shares remaining available for future grants using a "fungible share" concept, under which each share subject to an option or SAR award is counted one-for-one against the Plan maximum, while awards other than options and SARs are counted 1.2-for-one against the maximum. Using this counting method a total of 1,505,358 shares remained available for awards under the Plan on April 17, 2013.  Increasing the total number of shares available under the Plan to 10,450,000 will result in at least 3,172,025 shares being available for future grants as of the date of stockholder approval of the amendment, using the fungible share counting method in the manner described above and assuming all future grants are awards other than options or SARs; up to 3,505,358 will be available to the extent grants are awarded as options or SARs.

Shares issued under the Plan may be authorized but unissued or treasury shares. Shares covered by forfeited, cancelled, unvested or otherwise terminated awards are no longer charged against the Plan maximum and may again be made subject to award. Awards settled in cash rather than shares are also not counted against the Plan maximum, but shares used to pay exercise prices or satisfy payroll tax withholding requirements upon exercise will not be added back to the maximum.  The Company has not in the past, and does not intend to, purchase shares of stock on the open market with proceeds of option exercises, and the Plan does not provide for any such purchases to be made subject to award under the Plan.

Adjustments. In the event of recapitalizations, reclassifications, stock or extraordinary dividend, stock split, reverse stock split, or other distribution, mergers, reorganizations, consolidations, combinations, spin-offs or other similar corporate changes, or any other change affecting the common stock, appropriate and equitable adjustments shall be made to the number and kind of shares available for grant, as well as to other maximum limitations under the Plan, and the number and kind of shares or other rights and prices under outstanding awards to prevent dilution or enlargement of a participant's rights under an award.  The Plan prohibits "repricing" of options and SARs without stockholder approval; the Company has not in the past, and does not intend to, in addition to the express prohibitions set forth in the Plan and except in connection with a transaction referred to in the preceding sentence, cancel outstanding awards in exchange for cash.

Effect of Change in Control. The Committee may provide for the effect of a change in control of the Company on an award. including acceleration of vesting, elimination or modification of performance or other conditions, extension of time for exercise or realize gain, acceleration of payment or cash settlement. For these purposes, a change in control resulting from a merger, consolidation, sale of assets, liquidation or other transaction occurs only upon final consummation of the transaction.

Term, Amendment and Termination. The Plan terminates on April 4, 2015. The Board may terminate, amend or modify the Plan, subject to stockholder approval under certain circumstances. No termination, amendment or modification may adversely affect outstanding awards.

Administration. Each Compensation Committee member satisfies the requirements for (i) an "independent director" as defined by the NASDAQ Marketplace rules, (ii) a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and (iii) an "outside director" under section 162(m) of the IRC. Subject to limitations set forth in the Plan, the Committee has authority to determine, among other matters, the (a) awardees, (b) types of awards, (c) time at which awards will be granted, (d) number of shares, units or other rights subject to awards, (e) exercise, base or purchase prices, (f) vesting, exercise or payment times, (g) performance criteria, goals and other conditions of awards, (h) duration of awards and (i) terms under which awards may be transferred in accordance with the Plan. The Company has not in the past, and does not intend to, permit transfers of awards in accordance with the Plan for consideration. The Committee also may amend the terms of an award in any manner permitted by the Plan for the grant of an award, provided that no such action adversely affects an outstanding award without the participant's consent, and may delegate authority to grant and determine terms and conditions of awards, subject to certain limitations. Awards to non-employee Board members must be approved by the Board.

Types of Awards

Options and SARs. Options granted under the Plan may be issued as either incentive stock options within the meaning of section 422 of the IRC or as non-qualified stock options. The exercise price of an option and the base price of an SAR may not be less than the fair market value of a common share on the date of grant, or such higher amount as determined by the Committee. The Committee determines vesting and/or exercisability requirements and exercise terms, including the effect of termination of a participant. Vesting requirements are based on continued employment or service for a specified time or on attainment of specified business performance goals established by the Committee. The Committee may accelerate vesting of options at any time. The maximum term of an option or SAR will be ten years from the date of grant. In the case of incentive stock options, for purposes of IRC section 422, the maximum value of shares of common stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by a single employee in any one year is limited to $100,000. Subject to adjustments as described above, a maximum of 750,000 shares may be subject to options and 750,000 shares subject to SARs granted under the Plan to any single participant in any calendar year.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash or shares of common stock, (ii) through an open-market broker-assisted transaction, or (iii) by combination of these methods or such other method approved by the Committee, and must pay any required tax withholding amounts. All options are nontransferable except upon the participant's death by will or the laws of descent and distribution or, in the case of non-qualified options, to a participant's "family member," or as otherwise permitted by the Committee in its discretion at the time of the proposed transfer. Without prior approval of stockholders, the Plan prohibits the cancellation, substitution or amendment or other "repricing"of an option or an SAR for the purpose of reducing the exercise price of a previously granted option or the base price of an SAR, except for equitable adjustments for any recapitalization, reclassification or other change in corporate structure described above.

Restricted Stock Awards (RSAs). An RSA represents shares of common stock issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on continued employment or service for a specified time or on attainment of specified business performance goals established by the Committee. The Committee may accelerate vesting of an RSA at any time.  Subject to transfer restrictions and vesting requirements, the participant will have the rights of a stockholder, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant; the Company has not in the past, and does not intend to, pay dividends or equivalents on unvested RSAs or other unearned performance awards, although it may choose to provide for accruals thereof subject to vesting or other satisfaction of an award's entitlement conditions. Subject to adjustments as described above, a maximum of 250,000 shares of common stock may be subject to RSAs granted under the Plan to any single participant during any calendar year.

Other Awards. As described more fully in the Plan, the Company may also grant awards in the form of (i) SARs (also discussed above), which entitle the participant to receive a payment based on the excess of the fair market value of a share of common stock on the date of settlement or exercise over the base price of the right; (ii) stock units, which provide the participant the right to receive a payment based on the value of a share of common stock; (iii) stock awards, which consist of shares of common stock that are issued free of restrictions on transfer and forfeiture conditions and to which the participant is entitled to all incidents of ownership; and (iv) performance awards, which represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Company has made limited use of such other awards, but has no current expectation that it will make any significant awards of these types; it may do so in the future if and as circumstances warrant.

Awards of options and SARs granted under the Plan are intended by their terms to qualify for the performance-based compensation exception under section 162(m) of the IRC. The Committee may grant awards of restricted stock, stock units, stock awards or performance awards that are intended to qualify, in which case the award must include an objective formula or standard, the method of computing the compensation amount, and preclude discretion to increase that amount (but may give the Committee discretion to decrease it). For each, the performance criteria for payment or vesting must be limited to one or more performance measures as specified in the Plan.

Stock Incentive Plan Benefits in 2012

During 2012, the Company granted stock options under the Plan to our Named Executive Officers as set forth in the Grants of Plan-Based Awards in 2012 table under Executive Compensation.  A total of (i) 440,000 non-qualified options were granted to executive officers (including NEOs), (ii) 273,600 were granted to other officers and employees and (iii) 100,000 were granted to non-employee directors. The options were granted at exercise prices ranging from $3.74 to $9.96 per share, all of which were at the current market price at the time of grant. Since the terms and number of future option or other award grants will be determined in the discretion of the Compensation Committee, the benefits or amounts that will be received by or allocated to executive officers, directors or other eligible employees cannot be determined at this time. On April 17, 2013, the closing price on the NASDAQ National Market of our common stock was $4.58 per share.

U.S. Federal Income Tax Consequences

Following is a summary of the United States federal income tax consequences of awards under the Stock Incentive Plan to participants who are subject to United States tax. Tax consequences of the Plan to the Company and participants in other jurisdictions are not addressed.

Options. An optionee will not generally recognize taxable income upon the grant of a non-qualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares subject thereto over the exercise price. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided that the optionee is our employee at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, he or she will recognize capital gain or loss equal to the difference between the sales price and the exercise price. An optionee who sells the shares before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards. The current U.S. federal income tax consequences of other awards authorized under the Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment, and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each case, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the IRC generally disallows the corporate tax deduction for certain compensation paid in excess of $1 million annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies other than the chief financial officer. Awards that qualify as "performance-based compensation" are exempt from section 162(m), thus allowing us the full federal tax deduction otherwise permitted for such compensation.

Equity Compensation Plan Information

The following table sets forth certain information related to our equity compensation plans as of April 17, 2013.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance (excluding securities reflected in first column)(2)
Equity compensation plans approved by stockholders	5,999,976	$12.26	1,505,358
Equity compensation plans not approved by stockholders	-	-	-
Total(3)	5,999,976	$12.26	1,505,358

____________

1.	The weighted average remaining life of outstanding options is 5.35 years.
2. 3.
Using the "fungible share" counting method described in Summary of the Plan - Available Shares, above.
Does not include 27,460 unvested restricted stock awards outstanding under equity compensation plans.

VOTING

Under NASDAQ Stock Market rules, amendment of the Stock Incentive Plan must be approved by affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Meeting. Abstentions from voting on this proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote.

Your Board deems the adoption of the amendment of the 2005 Stock Incentive Plan to be in the Company's and stockholders' best interest and recommends a vote FOR Proposal 4.

PROPOSAL 5:  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP (E&Y) to serve as our independent registered public accounting firm for 2013. E&Y has served in this capacity since their appointment as the Company's independent auditors last year.

A representative of E&Y is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

Although it is not required to do so, the Audit Committee is submitting the selection of E&Y as our independent registered public accounting firm for ratification at the Meeting. If this selection is not ratified, the Audit Committee will reconsider its choice.

Fees Billed for Services Rendered by Current and Former Accounting Firms

The following table discloses the fees that E&Y billed or is expected to bill for professional services rendered to us for 2012, and fees that our 2011 accountant, PricewaterhouseCoopers LLP (PwC), billed for professional services rendered to us for 2011 and 2012:

	2012	2011
Audit Fees(1)	$464,000	$587,204
Audit Related Fees	-	40,650	(2)
Tax Fees(3)	15,000	108,000
All Other Fees(4)	4,075	1,933
____________
(1)	In connection with (i) the audit of our annual financial statements, including attestation services required under section 404 of the Sarbanes-Oxley Act of 2002 and reviews of quarterly interim financial statements ($319,000 by E&Y and $10,000 by PwC in 2012; $561,204 by PwC in 2011), (ii) filing of registration statements with the SEC ($10,000 by E&Y and $5,000 by PwC in 2012; $20,000 by PwC in 2011), (iii) statutory non-U.S. audit fees ($6,000 by PwC in 2011), and (iv) the Company's 2012 follow-on public offering ($60,000 by E&Y and $60,000 by PwC).
(2)	In connection with accounting consultations concerning financial accounting and reporting matters by PwC.
(3)	In connection with tax return preparation ($15,000 by E&Y in 2012 and $38,000 by PwC in 2011), and tax advice and consultations regarding IRC Section 382 analysis ($70,000 by PwC in 2011).
(4)	For proprietary internet-based services ($2,142 by E&Y and $1,933 by PwC in 2012; $1,933 by PwC in 2011) .

At the time of E&Y's appointment, we disclosed, as required by SEC rules, that there were no disagreements or other reportable events in connection with the appointment or involving our former accountant, PwC.

Pre-Approval of Audit and Non-Audit Services by the Audit Committee

Audit and non-audit services performed for the Company by its independent registered public accounting firm must be pre-approved by the Audit Committee in order to assure that the provision of such services does not impair the accounting firm's independence. In April of each year, the Committee reviews a schedule prepared by the accounting firm of certain types of services to be provided for that year along with projected fees. The Committee reviews the schedule and provides general pre-approval of those types of services. The fee amounts are updated to the extent necessary at regularly scheduled meetings of the Committee. Any additional service proposed to be provided after the annual pre-approval process requires specific pre-approval by the Audit Committee. The Committee may delegate either general or specific pre-approval authority to its chair or any other member(s). The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next meeting. The Committee approved all services described above during 2012 and 2011.

VOTING

A majority of the votes cast at the Meeting in person or by proxy is necessary for ratification of the selection of E&Y as our independent registered public accounting firm. Since neither abstentions nor broker non-votes are considered to be "votes cast," they will not affect the outcome of the vote.

Your Board deems the ratification of the selection of Ernst & Young LLP to be in the Company's and stockholders' best interests and recommends a vote FOR Proposal 5.

EXECUTIVE AND OTHER OFFICERS

Information concerning our executive and other officers is set forth below. Our executive officers are the CEO and our four Senior Vice Presidents. There are no family relationships between any of our directors and executive officers. None of the organizations identified below with which an officer has previously been employed or associated is a parent, subsidiary or affiliate of the Company. Background information for Mr. Baker is provided in Proposal 1.

Position with the Company
John W. Babich	Senior Vice President
Robert J. Israel	Senior Vice President, Medical Affairs & Clinical Research
William C. Olson	Senior Vice President, Research & Development
Nitya G. Ray	Senior Vice President, Manufacturing
Ann Marie Assumma	Vice President, Regulatory Affairs
Angelo W. Lovallo, Jr.	Vice President, Finance and Treasurer
Vivien Wong	Vice President, Product Development
David E. Martin	General Counsel

Dr. Babich, 56, is a 1997 founder of our new subsidiary Molecular Insight Pharmaceuticals, Inc., which Progenics acquired in January 2013.  He served as Executive Vice President, Chief Scientific Officer, President of Research and Development and a director of Molecular Insight from 1998 to 2010, and from January to May 2009, as Chairman of the Board and Chief Executive Officer. Prior to founding Molecular Insight, Dr. Babich was Assistant Professor of Radiology at Harvard Medical School and Staff Radiopharmaceutical Chemist at Massachusetts General Hospital, Boston, Massachusetts. Prior to joining MGH, he was Principal Scientist and Head of the Radiopharmaceutical Section at the Institute of Cancer Research in England. Dr. Babich received a B.S. degree in pharmaceutical sciences from St. John's University, an M.S. from the University of Southern California, and a Ph.D. from the University of London.

In December, 2010, Molecular Insight filed a voluntary petition in the United States Bankruptcy Court for the District of Massachusetts seeking relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code (Case No. 10-23355). It operated its business and managed its properties as a debtor in possession under bankruptcy protection until emerging from bankruptcy in May, 2011.

Dr. Israel, 56, Senior Vice President, Medical Affairs & Clinical Research, has been with Progenics since 1994. He previously held oncology positions at Sandoz Pharmaceuticals Corporation and Schering-Plough Corporation. Dr. Israel is a licensed physician and is board certified in internal medicine and medical oncology. He received a B.A. in physics from Rutgers University and an M.D. from the University of Pennsylvania, and completed an oncology fellowship at the Memorial Sloan-Kettering Cancer Center. Dr. Israel has been a consultant to the Solid Tumor Service at Sloan-Kettering.

Dr. Olson, 50, currently serves as Senior Vice President, Research & Development. He also has been with the Company since 1994, and was a scientist at Johnson & Johnson and MicroGeneSys, Inc., a biotechnology company, for five years before joining Progenics. Dr. Olson has served on scientific review committees of the National Institutes of Health and has co-authored more than 40 articles for peer-reviewed scientific journals. He received a Ph.D. from the Massachusetts Institute of Technology and a B.S. from the University of North Dakota, both in chemical engineering.

Dr. Ray, 60, Senior Vice President, Manufacturing, joined Progenics in 2001. Prior to joining Progenics, Dr. Ray served as Director of Bioprocess Development at Ortec International, and before that held positions of increasing responsibility at Hoffmann-La Roche in the areas of GMP Manufacturing and Process Development, ultimately as Research Leader, Biopharmaceuticals. Early in his career he developed process technology for biopharmaceutical manufacturing at Verax Corporation. Dr. Ray received an M.S. and Ph.D. in chemical and biochemical engineering from Rutgers University and a B.S. in chemical engineering from Jadavpur University, India.

Ms. Assumma, 59, joined Progenics in 2004 and currently serves as Vice President, Regulatory Affairs. She has over 30 years' experience in the pharmaceutical industry and regulatory affairs at companies including Dov Pharmaceuticals, Emisphere Technologies, Bayer and American Cyanamid. Ms. Assumma earned her M.S. in pharmacology from New York Medical College and a B.S. in biology from Fordham University.

Mr. Lovallo, 48, was appointed Treasurer in 2011 and Vice President, Finance this year. Before joining Progenics in 2008 as Senior Director, Financial Reporting, he held Vice President, Financial Reporting positions at MBIA Inc. from 2004 to 2008 and AllianceBernstein from 1998 to 2004. Earlier in his career, he was in accounting policy at Salomon Smith Barney and a senior manager at KPMG LLP. He received a B.B.A. in public accounting from Hofstra University and is a Certified Public Accountant.

Dr. Wong, 56, currently serves as Vice President, Product Development. For three years prior to joining Progenics in 2007, Dr. Wong was Principal at Theritas Pharmaceutical Consultants. From 1989 to 2004, she held positions of increasing responsibility in preclinical development and pharmacology at Emisphere Technologies, Vivoquest, and Regeneron Pharmaceuticals. Dr. Wong has been a co-author on over 30 scientific articles for peer-reviewed journals. She received a B.Sc. in biology from the Mississippi University for Women, a Ph.D. in anatomy and neurobiology from the University of Maryland School of Medicine, and completed a postdoctoral fellowship in neurology at the Albert Einstein College of Medicine.

Mr. Martin, 58, General Counsel, joined Progenics in 2008 as Associate General Counsel after practicing corporate and finance law in New York City for over 25 years including with Loeb & Loeb, AXA Equitable, Dewey Ballantine and in his own special clients practice. He holds a B.A. in mathematics and history from the University of Pennsylvania and a J.D. from the Columbia University School of Law.

CORPORATE GOVERNANCE

The Board and its Committees

Leadership. Since 2004, the positions of Chair(s) of the Board of the Company and Chief Executive of the Company have been held by different individuals.

Mr. Crowley serves as Chairman of the Board of the Company and Mr. Mark Baker as Chief Executive Officer and a director. They provide leadership to the Board of Directors by setting the agenda for Board meetings, preparing information and alternatives for presentation to the Board and leading discussions among and decision making by the Board.

The Board believes that this structure is appropriate because it results in a balanced leadership, combining an independent Chair with members of management involved in the day-to-day operation of the Company's business.

During 2012, the Board held ten meetings. It is the policy of the Board to hold an executive session of independent directors at each Board meeting. Each incumbent director attended 90% or more of the meetings of the Board during 2012.

Committees. The Board had four standing committees during 2012. Each director attended 90% or more of the meetings of the Board committee(s) on which he or she served during the year. Committee charters are available on our website at http://www.progenics.com/documents.cfm.

The Audit Committee reviews our annual financial statements prior to their submission to the SEC, consults with our independent auditors and examines and considers such other matters in relation to the audit of our financial statements and in relation to our financial affairs, including the selection and retention of our independent auditors. It is responsible for oversight of the Company's internal auditor, who reports directly to it, oversees the work of management to identify, assess and monitor risk, and liaises with management and the Board in risk mitigation efforts. The Board has determined that Ms. Williams, Chair of the Committee, is an "audit committee financial expert" as such term is defined in Item 404(d)(5) of Regulation S-K. The Committee held 11 meetings during 2012.

The Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and other senior employees, administers our stock option plans and otherwise seeks to ensure that our compensation philosophy is consistent with our best interests and is properly implemented. Mr. Crowley is Chair of this Committee. The Committee held three meetings during 2012.

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures intended to constitute and appropriately organize the Board to oversee the business and affairs of the Company and meet its fiduciary obligations to the Company and its stockholders on an ongoing basis. Among its specific duties, this Committee (i) makes recommendations to the Board about our corporate governance processes, (ii) assists in identifying and recruiting candidates for the Board, (iii) administers the Nominations Policy, (iv) considers nominations to the Board received from stockholders, (v) makes recommendations to the Board regarding the membership and chairs of the Board's committees, (vi) oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, (vii) periodically reviews the type and amount of Board compensation for non-employee directors and makes recommendations to the full Board regarding such compensation, and (viii) makes a recommendation to the Board on whether to accept or reject the resignation of any incumbent director who does not receive the required vote for re-election in an uncontested election under our majority-voting standard. The Committee also annually reports findings of fact to the Board that permit the Board to make affirmative determinations regarding each Board and committee member with respect to independence and expertise criteria established by the NASDAQ Marketplace and SEC rules and applicable law. Mr. Charles Baker is Chair of this Committee. The Committee held four meetings during 2012.

The Science and Technology Committee is responsible for periodically examining the Company's direction of and investment in its science and technology initiatives, including its research and development efforts, assisting the Board in its review, evaluation and oversight of such initiatives and efforts, and advising the Board on scientific matters involving the Company's research and development, clinical and commercial programs, including internal projects, interaction with academic and other outside research organizations, and acquisition and development of technologies. Dr. Scheinberg is Chair of this Committee and of its Strategy and External Technology Subcommittee, which is responsible for monitoring and advising on scientific matters relating to the Company's efforts to identify and in-license or acquire technologies complementary to or expanding on its strategic focus on oncology, assisting the Board in its review, evaluation and oversight of, and advising the Board on scientific matters involving, such efforts. The Science and Technology Committee held two meetings during 2012, and the Subcommittee 19.

Oversight of Risk Management

Company management is responsible for assessing and managing Progenics' exposure to various risks. Responsibility for risk oversight by the Board of Directors lies with the entire Board. Therefore, responsibility for the administration of this risk oversight lies primarily with the Board's leadership.

As a research and development focused public company, the Company's principal risks lie in the administration of its financial and operational controls and in the conduct of its research and development activities.

The Audit Committee, under the leadership of Chair Nicole Williams, has the role of monitoring the risks associated with the Company's financial and operational controls, including reviewing the preparation and auditing of financial statements and the safeguarding of the Company's financial and other assets. Under the oversight of the Audit Committee, the Company's internal auditor, who reports to the Audit Committee, performs an ongoing enterprise-wide assessment, commenced in 2009, of the Company's risks and reports on that risk assessment to the Audit Committee and the entire Board of Directors.

In 2009, the Board of Directors established the Science and Technology Committee to review the Company's research and development activities. This Committee, under the leadership of Dr. Scheinberg, has the role of overseeing management's monitoring of the risks associated with the Company's research and development activities.

During 2012, the Audit Committee provided two major updates regarding Enterprise Risk Management to the Board. The first report provided the results of the Committee's oversight of the Company's internal auditor's and senior management's efforts in updating ERM evaluative and quantification procedures reflecting the Company's new strategic focus on oncology and resulting changes in existing and new risk evaluations and targets. This report also highlighted changes made in certain risk categories to which management action plans had been assigned and were now complete. The second major update specifically focused on measures taken by senior management and the Company's internal auditor to ensure to the Audit Committee's and E&Y's satisfaction that its financial and operational controls remained effective after a staff reduction in September, 2012.

Since sales of the Company's commercial product, RELISTOR®, are the responsibility of Salix Pharmaceuticals, Ltd., risks to the Company with respect to such sales are monitored by the entire Board of Directors through oversight of the Company's contractual arrangements and collaborative relationship with Salix. During the 2009-11 transition of commercial responsibility for RELISTOR, the Board also monitored the Company's arrangements and relationship with its former collaborator, Wyeth Pharmaceuticals, and its parent company Pfizer Inc.

Director Independence and Other Qualifications

The Board has determined each of Messrs. Charles Baker, Briner and Crowley, Drs. Goff and Scheinberg and Ms. Williams to be an "independent director" as such term is defined by NASDAQ Marketplace Rule 5605(a)(2).

The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees prescribed by the NASDAQ Marketplace rules, the SEC and the Internal Revenue Service.

With the assistance of our legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence and the criteria applied to determine "audit committee financial expert" status, as well as the answers to annual questionnaires completed by each of our directors. On the basis of this review, the Committee delivered a report to the full Board and the Board made its independence and "audit committee financial expert" determinations based upon the Committee's report and each member's review of the information made available to the Committee.

Stockholder Communications with the Board; Board Attendance at the Annual Meeting of Stockholders

Stockholders may communicate with the Board by writing to the Board care of the Corporate Secretary at our corporate headquarters.

It is our policy that the members of the Board attend annual meetings of our stockholders. Eight of the nine members of our Board attended the 2012 Annual Meeting of Stockholders.

Code of Business Ethics and Conduct

We have a Code of Business Ethics and Conduct which is applicable to all of our directors, employees and consultants. The Code meets the criteria for a "code of ethics" under the SEC rules and "code of conduct" under the NASDAQ Marketplace rules. The Code is described in more detail under Other Matters - Certain Relationships and Related Transactions, below, and is available on our website at http://www.progenics.com/documents.cfm.

Director Nominations Process

The Nominating and Corporate Governance Committee administers our Director Nominations Policy, which establishes criteria for Board member candidates and the process by which candidates for possible inclusion in our recommended slate of director nominees are selected. The Nominating and Corporate Governance Committee's charter, which includes the Nominations Policy, is available on our website at http://www.progenics.com/documents.cfm.

Minimum Criteria for Board Members. Under the Policy, each Board candidate must possess at least the following specific minimum qualifications:

•	He or she shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•
He or she shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and established a record of professional accomplishment in his or her chosen field.

•
Neither the candidate nor any family member (as defined in the NASDAQ Marketplace rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) shall have any material personal, financial or professional interest in any of our current or potential competitors.

•
He or she shall be prepared to participate fully in Board activities, including, if eligible, active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and any committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee's sole judgment, interfere with or limit his or her ability to do so.

 Desirable Qualities and Skills. The Nominating and Corporate Governance Committee also considers it desirable that each candidate should:

•
Contribute to the Board's overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics.

•	Contribute positively to the collaborative culture among Board members.

•
Possess professional and personal experiences and expertise relevant to our goal of being a leading biopharmaceutical company. At this stage of our development, relevant experiences might include, among other things, large biotechnology or pharmaceutical company CEO or senior management experience, senior-level management experience in medical research or clinical development activities in the fields of supportive care, oncology or molecular biology within a public company or large university setting, and relevant senior-level expertise in one or more of finance, accounting, sales and marketing, organizational development and public relations.

Internal Process for Identifying Candidates. The Nominating and Corporate Governance Committee has two primary methods for identifying Board candidates. On a periodic basis, the Committee may solicit suggestions for possible candidates from a number of sources, which may include members of the Board, our senior executives, individuals personally known to members of the Board, and independent research by either members of the Board or our senior executives. The Committee may also use its authority under its Charter to retain at the Company's expense one or more search firms to identify candidates.

If it uses a search firm, the Committee may ask the firm to identify possible candidates who meet the minimum and desired qualifications expressed in the Nominations Policy; interview and screen candidates, and conduct appropriate background and reference checks; act as a liaison among the Board, the Committee and the candidate during the screening and evaluation process; and be available for consultation as needed by the Committee. The Committee has the authority under its Charter to approve such firms' fees and other retention terms.

Nomination of Directors by Stockholders. The Committee will also consider properly submitted stockholder nominations for candidates for membership on the Board. Any of our stockholders may recommend one or more eligible persons for election as a director at an annual meeting of stockholders if the stockholder provides the recommendation to our Corporate Secretary at our principal executive offices not less than 120 days prior to the anniversary of the date of the proxy statement released to stockholders in connection with the previous year's annual meeting. In the event that we set an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, the stockholder's recommendation must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of that date was made, whichever occurs first.

To be eligible for consideration, a candidate proposed by a stockholder must be independent of the stockholder providing the nomination in all respects, as determined by the Nominating and Corporate Governance Committee or by applicable law, qualify as an "independent director" under the NASDAQ Marketplace rules and meet the Minimum Criteria for Board Members set forth above.

Evaluation of Candidates. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

If, based on the Committee's initial evaluation, a candidate continues to be of interest to the Committee, the Committee Chair will interview the candidate and communicate the Chair's evaluation to the other Committee members, the Chairman of the Board and the CEO. Later reviews will be conducted by other members of the Committee and senior management. Ultimately, background and reference checks will be conducted and the Committee will meet to finalize its list of recommended candidates for the Board's consideration.

Timing of the Identification and Evaluation Process. Our fiscal year is the calendar year. The Nominating and Corporate Governance Committee expects generally to meet one or more times prior to March 31 of each year to consider, among other things, candidates to be recommended to the Board for inclusion in our recommended slate of director nominees for the next annual meeting and our Proxy Statement. The Board usually meets each March and at that meeting vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in May or June.

All candidates, whether identified internally or by a nomination received from a stockholder, who after evaluation are recommended by the Nominating and Corporate Governance Committee and approved by the Board, will be included in our recommended slate of director nominees in our Proxy Statement.

Future Revisions to the Nominations Policy. The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Nominating and Corporate Governance Committee intends to review the Nominations Policy at least annually and anticipates that modifications may be necessary or desirable from time to time as our needs and circumstances evolve, and as applicable legal or listing standards change. The Committee may amend the Nominations Policy at any time, in which case the most current version will be available on our web site at http://www.progenics.com/documents.cfm.

Board Committee Reports

Audit Committee Report

The Audit Committee of the Board consists of three non-employee directors: Ms. Williams, Chair, Mr. Charles Baker and Dr. Scheinberg. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the NASDAQ Marketplace rule that governs audit committee composition, including the requirements that Audit Committee members satisfy the criteria for Audit Committee membership set forth in the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder. The Audit Committee operates under a written Charter adopted by the Committee and approved by the Board as a whole.

As set forth in its Charter, the Audit Committee's role is one of oversight. Progenics management is responsible for preparing our financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee's primary function is to assist the Board in monitoring and overseeing the integrity of our financial statements, systems of internal control and the audit process. As mentioned in Oversight of Risk Management above, the Audit Committee provided the Board in 2012 with an updated report reflecting the new strategic focus of the Company followed by a report later that year focused on the measures taken to address the risks identified related to the reduction in workforce. These measures included the transition of certain financial and internal control functions and responsibilities.

The Committee as part of its regular duties selects, subject to stockholder ratification, the independent registered public accounting firm for the Company. In last year's Proxy Statement, the Audit Committee reported that it had performed the necessary procedures to enable it to recommend to the Board the selection of E&Y as the Company's auditor for the year 2012, which selection was ratified by the Company's shareholders.  During 2012, the Audit Committee found the E&Y staff was able to come up to speed quickly during the first quarter upon assuming responsibility as the Company's Auditors and as the year progressed continued to find the expertise and in particular the experience of working with small pharmaceutical finance staffs of particular benefit. As part of its regular duties, the Committee met regularly with management and E&Y, and reviewed and discussed the Company's audited financial statements. The Committee also discussed with members of E&Y each of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee also received and reviewed the written disclosures and the letter from E&Y required by PCAOB Rule No. 3526, Communication with the Audit Committee Concerning Independence, as amended, and discussed E&Y's independence with it. When considering E&Y's independence, the Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's financial statements was compatible with maintaining their independence, and discussed with them any relationships that may affect their objectivity and independence. The Committee also reviewed, among other things, the amount of fees paid to E&Y for audit and non-audit services in 2012 as presented under Fees Billed for Services Rendered by Former Accounting Firm, above. Based on these discussions and considerations, the Committee was satisfied as to E&Y's independence.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, have relied without independent verification on the information and representations provided to them by management and E&Y. Accordingly, the Committee's oversight does not provide an independent basis to certify that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that E&Y is in fact "independent."

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's 2012 Annual Report on Form 10-K. The Committee has also determined, subject to stockholder ratification, to retain E&Y as the independent registered public accounting firm for the Company for 2013.

By the Audit Committee of the Board of Directors,
Nicole S. Williams, Chair
Charles A. Baker
David A. Scheinberg

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's 2013 Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Committee:

By the Compensation Committee of the Board of Directors,
Peter J. Crowley, Chair
Charles A. Baker

Compensation Committee Interlocks and Insider Participation. The Compensation Committee's members are independent directors.  As reported in Other Matters -- Certain Relationships and Related Transactions below, Progenics in 2012 entered into a financial advisory agreement with MTS Health Partners, L.P., of which Mr. Crowley is a Senior Managing Director and partner, on customary terms and conditions, whereby MTS will receive a monthly retainer of $10,000 during the term of the agreement (which may be terminated by either party on 30 days notice) and $300,000 for MTS' services in connection with the Company's acquisition of Molecular Insight.  Mr. Charles Baker had no affiliation or relationship with the Company which requires disclosure under this heading.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Progenics is a biotechnology company engaged in drug development and commercialization, focusing on oncology. We compete with biopharmaceutical companies of all sizes to attract employees with the skills and expertise necessary to develop and commercialize drugs and achieve our objectives. Since the funds we can use for compensation are limited, we have worked to develop a compensation program that allows us to attract and retain talented individuals with the essential experience and skills we need at the executive level while being mindful of our limited resources. We have employed a philosophy which combines base salary with bonus compensation and long-term equity incentives in the form primarily of stock options and in the past also in restricted stock. We strive to conserve cash resources by setting base salaries and total cash compensation at what we deem an appropriate level in view of market compensation data in our industry while providing meaningful long-term equity opportunity.

This Compensation Discussion and Analysis (CD&A) outlines, among other things, our compensation philosophy, objectives and processes as they relate to our Named Executive Officers (NEOs) in 2012: Mr. Baker (CEO); Vice President and Treasurer Mr. Lovallo (PFO); Mr. McKinney (CFO until September 30, 2012); Senior Vice Presidents Drs. Israel and Olson; Vice President Ms. Assumma; and Dr. Maddon (Vice Chairman and CSO until March 14, 2012; now a non-employee Vice Chairman).

Overview. Progenics made significant progress in achieving strategic objectives and program development in 2012, but as discussed below two important goals related to our first commercial drug, Relistor®, which we repartnered with Salix Pharmaceuticals in early 2011, were not achieved.

Beginning in late 2011, after a strategic review of our programs and operations and continuing to the present, we have reoriented our strategic focus on the oncology space and devoted significant efforts to enhancing and expanding this area of our existing and prospective business.  Our principal efforts in 2012 were to (a) move forward our oncology drug candidate programs, particularly our PSMA ADC product candidate for prostate cancer, and early research in proprietary phosphoinositide 3-kinase (PI3K) inhibitors (which we are seeking to partner); (b) identify and pursue a number of opportunities to expand our oncology pipeline through in-licensing and acquisitions, culminating early this year in the acquisition of Molecular Insight; and (c) evaluate internally developed programs and technologies outside our oncology focus for possible advancement with other parties, which resulted in our partnering our proprietary C. difficile research program and our PRO 140 HIV viral-entry inhibitor.

At the same time, we continued to focus on controlling costs and achieving a sustainable cash burn rate, and redoubled those efforts after, as previously announced, the U.S. Food and Drug Administration issued a Complete Response Letter for a supplemental New Drug Application for an expanded Relistor indication. We also completed a follow-on public offering of common stock in the fourth quarter of 2012 to provide funding for our R&D and strategic efforts.

The compensation of our executives reflected the performance of the Company during 2012.  We believe overall Company compensation has historically been highly correlated to Company performance. We have adopted a formal annual incentive plan based on established metrics and administered by the Compensation Committee to provide a framework to determine annual bonus payments to NEOs and other executives.  This plan is used to establish an even stronger linkage between compensation and individual and Company performance. As part of that process, we established specific annual goals for the Company and for each NEO, and, as discussed below, determined bonuses against specific target bonuses established for each NEO taking into account how well the Company and the executive performed against the established goals as determined by the Compensation Committee.

The Committee believes that the total compensation earned by the NEOs and approved by the Committee appropriately reflect the performance of the executives and the Company and is consistent with our compensation philosophy.

Executive Compensation Objectives. We seek to achieve the following broad goals in our executive compensation programs and decisions regarding individual compensation:

•	Attract and retain executives critical to our overall success.

•	Reward executives for contributions to achieving strategic goals that enhance stockholder value.

•	Foster and maintain a company culture of ownership, creativity and innovation.

•	Motivate our NEOs to achieve critical long- and short-term development, product and financial milestones set by the Board and management.

General Compensation Process. The Compensation Committee is responsible for determining the elements and levels of compensation for our NEOs. In doing so, it reviews our corporate performance against financial and corporate achievement measures, assesses individual performance and evaluates recommendations of the CEO regarding compensation for other NEOs.

In assessing Company and individual NEO performance, the Committee has considered the progress of the Company in achieving its strategic goal of being a leading oncology biotechnology company; research, development and commercialization of its product candidates; and the contributions made by each NEO to those efforts. Recent examples of this progress include advancing our PSMA ADC clinical development program; partnering selected proprietary programs and technologies; identifying and executing on opportunities complementary to our focus on oncology; and managing our relationships with collaborators and others.

The process the Committee followed in assessing the NEOs and the Company's performance for 2012 began, as has been the Committee's practice in the past, with meetings in February 2012. These meetings were focused on compensation for the NEOs and were principally focused on approving bonuses relating to 2011 performance and establishing 2012 salary levels.  Bonus targets for 2012 performance were established in mid-year. In those meetings, Mr. Baker was invited to make an oral presentation and submit to the Committee written materials regarding the performance of the NEOs and other executive officers, his views regarding the performance of the Company and his assessment of his own performance. These presentations and the Committee's assessment considered activities for 2011 and 2012 as described above.  In February and March 2012 meetings, the Committee also considered the possible retirement of Dr. Maddon as CSO, which was implemented when the Company and Dr. Maddon entered into a retirement agreement.

In 2012 the Committee conferred with its then-compensation consultant, Pearl Meyer & Partners, to establish target compensation for the Company's NEOs. Pearl Meyer provided to the Committee a report outlining competitive market compensation data for consideration when determining different levels and mix of compensation. The primary data sources utilized for this purpose were publicly available compensation information of NEOs of a Peer Group of companies within the biotechnology industry, selected by the Committee with the consultant's assistance, that were similar to Progenics in size, stature and state of development. The Peer Group companies, reviewed by the Committee with the consultant's assistance to ensure that they remained relevant and meaningful comparators, consisted of:

Acorda Therapeutics, Inc.	Idenix Pharmaceuticals, Inc.
Adolor Corp.	Immunomedics Inc.
Allos Therapeutics Inc.	Infinity Pharmaceuticals Inc.
Alnylam Pharmaceuticals Inc.	Nektar Therapeutics
Ariad Pharmaceuticals Inc.	Neurocrine Biosciences, Inc.
Array Biopharma Inc.	Sangamo Biosciences Inc.
Dyax Corp.	Sucampo Pharmaceuticals, Inc.
GTx Inc.	Synta Pharmaceuticals Corp.

Changes in this year's Peer Group reflect Progenics' decreased market capitalization, as well as the acquisition of several peer group members by other companies.  Peer Group data were supplemented with published executive compensation surveys providing position-based compensation data from biotechnology companies similar in size and scope to the Company.

In addition to Mr. Baker's recommendations regarding the other NEOs and its review of market data provided by its consultant, in setting 2012 target compensation opportunities the Committee considered other factors such as the individual's corporate roles and responsibilities, particular experience and expertise, performance and specific duties, the scope of his or her position and the department(s) or group(s) for which he or she had responsibility, the Company's overall corporate financial performance and the progress of our research and development programs and strategic initiatives during the year.

Having reviewed the market data and taken into consideration all other pertinent information, the Committee made decisions regarding 2012 base salaries and target bonuses by majority vote. Mr. Baker neither had a vote nor was present for decisions regarding his own compensation.

The Committee used a similar process at mid-year to determine the long-term incentive elements of our NEO compensation program paid in stock options and restricted stock. The Committee considered Mr. Baker's recommendation for long-term incentive awards to the other NEOs, and made its own determination of the appropriate long-term incentive awards for Mr. Baker. The Committee determined to make all such awards in respect of 2012 performance in the form of stock options, and issued these grants in the second quarter of 2013.

We believe that each NEO's 2012 compensation package is generally within the competitive range of practices when compared to objective comparative data even where qualitative factors have influenced our compensation decision.

In addition to providing market compensation information, Pearl Meyer advised the Committee on various aspects of the foregoing process, including Peer Group composition, comparisons of compensation components and levels, and compensation program structure. The Committee retained Pearl Meyer for its services in 2012 directly, although in carrying out assignments, the consultant interacted directly with our management when necessary and appropriate. In addition, in its discretion, Pearl Meyer sought input and feedback from our executives, primarily Mr. McKinney, regarding its work product prior to presentation to the Committee, in order to confirm alignment with the Company's business strategy and to obtain data or information necessary for its work. Pearl Meyer provided the Committee with an annual Compensation Report.

Elements of Compensation. We utilize a compensation strategy in line with that of other companies within the biotechnology industry which includes base salary, annual bonus, long-term incentives and retirement and severance benefits. These elements are designed to reward (i) the level of effort and competence demonstrated in light of the executive's duties and responsibilities (base salary), (ii) decision-making that supports our annual product, development and financial goals (annual bonus), and (iii) a focus on building shareholder value over the long term by making decisions that will not sacrifice long-term prospects for a particular short-term achievement or goal (long-term incentives).

Base Salary. Levels of base salary for our executives in general take into account an individual's role and responsibilities, experience, expertise, individual performance and tenure. The amount is typically at or slightly below the median industry compensation level for the position as shown by appropriate market data provided by the Committee's consultant. Relative to market data for other CEOs, Mr. Baker's salary of $517,500 was below the median of market data.   The Committee determined this competitive positioning to be appropriate and reflective of Mr. Baker's tenure as CEO.

Annual Bonus. Beginning in the fourth quarter of each year, the Compensation Committee works collaboratively with senior management to develop corporate goals and objectives tied to strategic plans for the coming year. In 2012, this process was completed in mid-year, and established five corporate strategic and research and development goals and one operational and financial goal, with the weightings noted below, for use in determining cash bonuses:

•	FDA approval of RELISTOR for opioid induced constipation in patients with chronic, non-cancer pain (25%).

•	Submission and acceptance of a New Drug Application filing with the FDA for approval of an oral formulation of methylnaltrexone (the active ingredient of Relistor) (25%).

•	Significant enhancement of the Company's pipeline through in-license or acquisition (10%).

•	Initiation of a phase 2 trial of the Company's PSMA ADC product candidate and advancement of the program to the satisfaction of the Committee (20%).

•	Advancement of the Company's research program to the satisfaction of the Committee (10%).

•	Achievement of a cash burn amount not in excess of the amount provided in the Company's 2012 budget (10%).

These corporate goals, along with individual goals for each NEO, were used in a program measuring performance over the course of the year. Target bonus amounts were based on a percentage of base salaries and are generally set near the target bonus amounts for comparable positions in our Peer Group. In 2012, a bonus target of 50% of base salary, based entirely on achievement of corporate goals, was established for Mr. Baker. For the other NEOs, each of whom had a target maximum bonus set by Mr. Baker, 75% of the bonus amount was attributed to achievement of corporate goals and 25% to individual goals, in the case of Senior Vice Presidents; for Vice Presidents, the percentages were 67% and 33%, respectively.

Based on the overall percentage of corporate goal achievement determined by the Committee during the first quarter of the following year and the percentage of individual goal achievement of each NEO determined by Mr. Baker and reviewed by the Committee, actual bonus payments may be above or below bonus target amounts in the Committee's discretion based on actual performance. Bonus amounts for NEOs other than Mr. Baker are recommended by Mr. Baker and reviewed by the Committee, and the Committee determines the bonus amount for Mr. Baker.  Bonuses are generally paid in the first quarter of the following year.

For 2012, the Committee approved a corporate achievement percentage of 60% of target based on the Company:

•	Not meeting the subcutaneous RELISTOR chronic, non-cancer pain sNDA approval goal.

•	Not meeting the oral methylnaltrexone NDA submission goal.

•	Not meeting the significant pipeline enhancement goal in 2012, but meeting the goal in January 2013.

•	Meeting the goal of initiating a phase 2 trial of PSMA ADC and the advancement criterion.

•	Meeting the research program advancement goal.

•
Substantially meeting the 2012 cash burn goal by advancing our strategic focus on oncology and partnering selected proprietary research and development programs while controlling research expense, headcount and other costs.

For the individual NEOs, the Company's analyses of performance were as follows:

Mr. Baker. Compensation decisions regarding Mr. Baker in 2012 reflected his capacity as CEO and the breadth of his leadership responsibilities. Based entirely on the percentage achievement of the corporate goals and his target bonus of 50% of base salary, Mr. Baker was awarded a bonus of $155,250, equal to 30% of his 2012 annual salary.

Mr. Lovallo.  Mr. Lovallo's contributions during 2012 included assuming additional responsibilities as the Company's principal financial officer.  His individual goals included facilitating the transition to a new outside audit and tax firm, managing financial components of corporate transactions, and supervising the Company's accounting, treasury and financial reporting functions as PFO.  For Mr. Lovallo and the other NEOs other than Mr. Baker, the Compensation Committee accepted Mr. Baker's determination of the NEO's individual contribution component. Based on the percentage achievement of his individual and the corporate goals, and his target bonus of 30% of base salary, Mr. Lovallo was awarded a bonus of $56,120, equal to 22% of his 2012 annual salary.

Mr. McKinney. Mr. McKinney stepped down from his positions with the Company in September and did not receive an annual bonus for 2012.

Dr. Israel. Dr. Israel's contributions during 2012 included his leadership of the effort to achieve the Company's R&D goals during the year. His individual goals included efforts to identify in-license and acquisition candidates, managing medical affairs aspects of our relationships with Relistor collaboration partners, and supporting the change in the Company's strategic focus. Based on the percentage achievement of his individual and the corporate goals, and his target bonus of 30% of base salary, Dr. Israel was awarded a bonus of $83,455, equal to 21% of his 2012 annual salary.

Dr. Olson. Dr. Olson's contributions during 2012 included leadership of the Company's R&D efforts in oncology.  His individual goals included investigational goals with respect to specific research projects and contributions to strategic and business development initiatives.  Based on the percentage achievement of his individual and the corporate goals, and his target bonus of 30% of base salary, Dr. Olson was awarded a bonus of $65,941, equal to 21% of his 2012 annual salary.

Ms. Assumma. Ms. Assumma's contributions during 2012 included supervision of regulatory compliance.  Her individual goals included work on Relistor and PSMA ADC regulatory submissions and strategic and business development initiatives.  Based on the percentage achievement of her individual and the corporate goals, and her target bonus of 30% of base salary, Ms. Assumma was awarded a bonus of $61,592, equal to 22% of her 2012 annual salary.

Dr. Maddon. During the first quarter of 2012, Dr. Maddon and the Company set the terms for his retirement from the Company which became effective in June.

In addition to the bonus plan described above, the Committee has the authority to approve discretionary bonuses to any NEO.  This discretion was not used in 2012, as the Committee felt that the new bonus plan met its objectives and no further bonuses were required.

Long-term incentives. Long-term incentives may include both non-qualified stock options and restricted stock awards. During 2012, we made option awards to NEOs under our 2005 Stock Incentive Plan, the terms of which are described in this Proxy Statement and our 2012 Annual Report on Form 10-K. Stock options vesting in equal annual installments over three years from the date of grant subject to continued employment were granted at market exercise prices. Mr. Baker was also awarded 33,334 performance-vesting stock options. Long-term incentive awards granted to our NEOs during 2012 and awards outstanding from prior grants are presented in the Grants of Plan-Based Awards in 2012 and Outstanding Equity Awards at Fiscal Year-End tables, below.

Although our long-term incentive grants have typically been time-vested instruments, we have in some years issued performance based stock options to our CEO. The Company's increased reliance on goals-based incentive compensation, however, may be expected to result in the use of fewer performance based awards.  Dr. Maddon received several performance grants during his tenure, and Mr. Baker has received performance-based stock option grants which the Committee has used to align more closely his compensation with the business goals established by the Committee and the Board. Vesting of a percentage of Mr. Baker's awards occurs upon the Committee's certification of achievement of defined pre-established performance conditions reflecting significant regulatory, commercial and business development Company goals. The percentages of the award that vest, if every performance condition is achieved, total more than 100% of the award, recognizing that the Company is pursuing multiple goals and that not every performance condition must be achieved in order for his performance to be considered sufficient to justify full vesting of the award. Even if the percentage of the award that vests for the performance conditions actually achieved exceeds 100%, however, he is entitled to only 100% of the award. As of 2012 year-end, 196,875 of Mr. Baker's 2010 and 2011 performance-based options had vested.

Other Considerations. When determining amounts of long-term incentive grants to our NEOs, the Committee compares (i) the value of the grant with the value of comparable grants made to NEOs in our Peer Group; (ii) the number of incentive units granted by position as a percentage of total common shares outstanding, compared with the applicable percentages of comparable grants made to NEOs in our Peer Group; and (iii) the executive's overall equity incentive opportunity. We believe these comparisons provide a meaningful context for comparing the competitive level of our equity based compensation practices to those of companies in our Peer Group and ensure that we are not at a competitive disadvantage in terms of hiring or retaining key executive talent.

We make annual equity awards near the beginning of the year (typically February) to coincide with other compensation decisions. Each NEO received a 2013 grant of stock options in April 2013; we do not expect they will receive another annual grant before 2014.  We also award options to newly-hired employees, and may from time to time issue equity-based compensation at other times during the year.

Retirement, Welfare Benefits. We make available to our NEOs retirement and welfare benefits, consisting of partial matching contributions to 401(k) retirement plans and access to medical, dental and other welfare plans, all of which are available to all full-time employees. NEOs also receive reimbursement of premiums for enhanced life and disability insurance, totaling less than $10,000 per NEO, which are the only other perquisites given to our NEOs. This philosophy is consistent with our view that company resources are generally best utilized in research, development and commercialization efforts. The total of retirement and welfare benefits for each NEO is presented in the Summary Compensation Table, below.

Equity Ownership by Executives. We do not currently have a formal stock ownership requirement for executives, but we encourage stock ownership by executives on a voluntary basis and through participation in the Stock Incentive Plan. Our NEOs have vested and unvested stock options and unvested restricted stock as shown in the Outstanding Equity Awards at Fiscal Year-End table.

Employment Agreements. We have no employment agreements with any of our NEOs except Dr. Israel, whose agreement, entered into in 1994, provides for severance of nine months' salary and benefits upon termination without cause, ceasing upon his securing new employment. The agreement contains restrictive covenants against disclosure of confidential business information, solicitation of employees and customers and competition with our business, and establishes our right to inventions and intellectual property.  The March, 2011 amendment and March 2012 termination of Dr. Maddon's former employment agreement modified his relationship with the Company consistent with his continuing roles and retirement during that period; provisions of the agreement relating to confidentiality, indemnification and insurance, and certain technical and other matters, continue in effect notwithstanding the termination.

Compensation and Risk. The Company does not believe, given the nature of our activities and the manner in which our employees are compensated, that risks arising from our compensation policies and practices relating to all of our employees are reasonably likely to have a material adverse effect on the Company.

As noted above, Mr. Baker has received performance based options, which vest upon and subject to achievement of Company milestones. He could have a financial incentive to accelerate achievement of milestones relevant to these options, even if that was not in the best interests of the Company. To the extent that milestones established in earlier grants cease to reflect the Company's current goals, he may also have a financial incentive to achieve milestones no longer in the best interests of the Company.

The Committee has dealt with these potential conflicts by establishing multiple milestones in the annual incentive plan and for performance-based option grants, as a result of which annual incentive awards and options may be partially earned or become fully vested even if not every milestone is achieved. Further mitigating risk, annual incentives are capped at fixed percentages of target and our CEO will only vest into a fixed amount of options per award regardless of how many goals are met or achieved. The Board of Directors carefully monitors the Company's activities, including those relevant to achievement of respective milestones specified in the annual incentive plan and performance-based option grants, and believes that these awards have not adversely affected the Company or resulted in its taking actions not in the best interests of stockholders.  As noted above, the Company's increased reliance on goals-based incentive compensation, however, may be expected to result in the use of fewer performance based awards.

Tax and Accounting Considerations. The compensation paid to our NEOs is generally subject to taxation at ordinary rates. Although we endeavor to structure our compensation packages so that they are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), these efforts do not materially affect the terms of compensation arrangements.

Section 162(m) of the IRC limits deduction of compensation paid to each of our NEOs to $1,000,000 unless the compensation is "performance-based," as defined in the Code. The Stock Incentive Plan allows the Committee to grant awards that will be exempt from the deduction limits of section 162(m) if certain criteria are satisfied. While the Committee considers the tax and accounting effect of the compensation programs, there may be times when the Committee accepts a less advantageous tax and accounting outcome in order to achieve other goals, such as motivating and retaining executives.

We have designed our stock incentive plans from which long-term incentive awards have been granted to be in compliance with generally-accepted accounting principles in order to avoid additional non-cash compensation charges.

2011 Shareholder Advisory Vote on Executive Compensation

Our stockholders voted to approve Progenics' 2011 executive compensation by the advisory vote which was part of our 2012 Annual Meeting. We believe that our executive compensation practices are aligned with Company performance and market practice. Stockholders approved the compensation of our 2011 NEOs by 98.6% of the votes cast.

We do not believe any changes in our executive compensation practices were made necessary as a result of the 2012 vote. We use the formal annual incentive plan described above to further align our executive compensation practices with the Company's performance and the interests of our stockholders.

Summary Compensation Table

The table and footnotes below describe the total compensation paid to our CEO, CFO, and three other most-highly compensated NEOs. As reflected in the table and discussed above in the CD&A, we compensate these executive officers with a combination of cash and equity compensation, the latter of which is presented in this table in dollar values (see note 2 and the tables following).

	Year	Salary		Bonus (1)	Stock Awards (2)	Option Awards(2)	Non-Equity Incentive Plan Compen- sation	All Other Compen-sation(3)(4)	Total
Mr. Baker	2012	$517,500		$155,250	-	$689,244	-	$15,612	$1,377,606
(CEO; President	2011	487,500		312,500	-	1,685,158	-	37,906	2,523,064
before March 3, 2011)	2010	425,000		350,000	-	883,275	-	46,360	1,704,635

Mr. Lovallo (VP; PFO)	2012	236,025		56,120	-	63,584	-	8,261	363,990

Mr. McKinney	2012	245,979		-	-	331,020	-	258,072	835,071
(CFO before September 30, 2012)	2011	313,664		137,228	-	349,125	-	25,493	825,510
	2010	301,600		105,560	53,500	106,386	-	32,370	599,416

Dr. Israel	2012	397,407		83,455	-	331,020	-	15,448	827,330
(SVP)	2011	383,968		143,988	-	349,125	-	27,028	904,109
	2010	369,200		110,760	53,500	106,386	-	35,150	674,996

Dr. Olson	2012	314,007		65,941	-	331,020	-	14,140	725,108
(SVP)

Ms. Assumma	2012	279,864		61,592	-	264,816	-	15,607	621,879
(VP)

Dr. Maddon (Vice Chairman; CSO	2012	257,237	(5)	-	-	53,451	-	1,801,940	2,112,628
before March 14, 2012; CEO	2011	465,208		150,000	-	428,077	-	13,964	1,057,250
before March 3, 2011)	2010	618,000		250,000	-	405,260	-	13,893	1,287,153

____________

(1)	Discretionary cash bonus approved by the Compensation Committee.

(2)	Amount of compensation for each NEO reflects the aggregate grant date fair value for the year presented, in accordance with FASB ASC Topic 718, in respect of awards made for the year presented. The fair values were determined based on the assumptions for calculating the expense amounts as set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the relevant years (Note 10 – Share-Based Payment Arrangements, in our 2012 Annual Report). The aggregate grant date fair value of the performance-based awards, assuming achievement of the highest level of performance conditions, are (i) $247,888, $345,719 and $762,000 for Mr. Baker's 2012, 2011 and 2010 awards, respectively, and (ii) $440,000 for Dr. Maddon's 2010 award. Additional information on the 2012 awards is included in the Grants of Plan-Based Awards for 2012 and Outstanding Equity Awards at Fiscal Year-End tables, below.

(3)	Includes the Company's matching 2012 contribution under our 401(k) Plan in the amount of $11,250 for each named executive officer ($11,000 in earlier periods, and except in the case of Mr. Lovallo, for whom such contribution was the only other compensation for 2012). Also includes payments of premiums for enhanced life and disability insurance for Mr. Baker ($4,362), Mr. McKinney ($3,341), Dr. Israel ($4,198), Dr. Olson ($2,890), Ms. Assumma ($4,357), and Dr. Maddon ($1,356). Includes the gross-up for payment of taxes and compensation cost associated with payments pursuant to now-terminated Employee Stock Purchase Plans, computed in accordance with FASB ASC Topic 718, in 2011 and 2010, respectively, to Mr. Baker ($22,331 and $30,710), Mr. McKinney ($10,109 and $18,478), Dr. Israel ($11,687 and $21,257), Dr. Olson ($9,235 and $17,031), and Ms. Assumma ($8,230 in 2011).

(4)	Includes $243,482 of severance payments to Mr. McKinney, and a $1,789,333 payment to Dr. Maddon pursuant to his Retirement Agreement.

(5)	Includes $32,750 in non-employee director fees as set forth in the Director Compensation table, below.

Grants of Plan-Based Awards in 2012

The following table sets forth information regarding grants of compensatory awards we made to our NEOs during 2012.

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)(4)
Mr. Baker	3/1/2012			66,666	$9.81	$441,356
	3/1/2012	33,334			$9.81	$247,888
Mr. Lovallo	3/1/2012			10,000	$9.81	$63,584

Mr. McKinney	3/1/2012			50,000	$9.81	$331,020

Dr. Israel	3/1/2012			50,000	$9.81	$331,020

Dr. Olson	3/1/2012			50,000	$9.81	$331,020

Ms. Assumma	3/1/2012			40,000	$9.81	$264,816
____________

(1)	Performance-based equity awards only.
(2)	Options which vest one-third in each of the three years beginning March 1, 2013.
(3)	Reported in Summary Compensation Table – Option Awards, above; reflects the aggregate grant date fair value determined, in accordance with FASB ASC Topic 718, using the assumptions for calculating the expense amounts as set forth in Note 10 – Share-Based Payment Arrangements to our consolidated financial statements included in our 2012 Annual Report on Form 10-K. The grant date fair value of Mr. Baker's 2012 performance-based award assumes achievement of the highest level of performance conditions.
(4)	Dr. Maddon retired in 2012 and did not receive any compensatory awards as an employee in 2012; he received options for service as a non-employee director as set forth in the Director Compensation table, below.

Outstanding Equity Awards at Fiscal Year-End

The table below (including the notes on the following page) sets forth information regarding unexercised stock option and unvested stock awards held by our NEOs as of December 31, 2012:

	Option Awards								Stock Awards
	No. of Securities Underlying Unexercised Options (#) Exercisable		No. of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Baker	-				33,334	(2)	$9.81	3/1/2022
	-		66,666	(3)			$9.81	3/1/2022
	20,833		41,667	(4)			$7.40	7/1/2021
	46,875				15,625	(2)	$7.40	7/1/2021
	50,000		150,000	(5)			$7.66	6/8/2021
	150,000				50,000	(2)	$5.35	7/1/2020
	83,333		41,667	(6)			$5.35	7/1/2020
	60,000						$16.05	7/1/2018
	10,000						$22.01	7/2/2017
	25,000						$24.26	7/3/2016
	60,000						$27.71	2/21/2016
	50,000						$20.02	6/20/2015

Mr. Lovallo	-		10,000	(3)			$9.81	3/1/2022
	3,000		6,000	(4)			$7.40	7/1/2021
	2,666		1,334	(6)			$5.35	7/1/2020
	3,375						$5.33	7/1/2019
	4,800		1,200	(7)			$14.27	9/2/2018
									444	$1,323
Mr. McKinney(8)	-		50,000				$9.81	3/1/2022
	23,333		46,667				$7.40	7/1/2021
	20,000		10,000				$5.35	7/1/2020
	50,000						$5.33	7/1/2019
	25,000						$16.05	7/1/2018
	10,000						$22.01	7/2/2017
	25,000						$24.26	7/3/2016
	12,500						$21.39	7/1/2015
	25,000						$22.68	3/1/2015
	25,000						$15.06	7/1/2013
									3,333	$9,932
Dr. Israel			50,000	(3)			$9.81	3/1/2022
	23,333		46,667	(4)			$7.40	7/1/2021
	20,000		10,000	(6)			$5.35	7/1/2020
	25,000						$5.33	7/1/2019
	20,000						$16.05	7/1/2018
	7,000						$22.01	7/2/2017
	17,500						$24.26	7/3/2016
	10,000						$21.39	7/1/2015
	35,000						$15.06	7/1/2013
									3,333	$9,932
Dr. Olson	-		50,000	(3)			$9.81	3/1/2022
	23,333		46,667	(4)			$7.40	7/1/2021
	20,000		10,000	(6)			$5.35	7/1/2020
	50,000						$5.33	7/1/2019
	20,000						$16.05	7/1/2018
	7,000						$22.01	7/2/2017
	17,500						$24.26	7/3/2016
	12,500						$21.39	7/1/2015
	25,000						$15.06	7/1/2013
									3,333	$9,932
Ms. Assumma	-		40,000	(3)			$9.81	3/1/2022
	20,000		40,000	(4)			$7.40	7/1/2021
	16,666		8,334	(6)			$5.35	7/1/2020
	30,000						$5.33	7/1/2019
	10,000						$16.05	7/1/2018
	2,400						$22.01	7/2/2017
	4,500						$24.26	7/3/2016
	4,000						$21.39	7/1/2015
	10,000						$11.50	8/9/2014
									2,777	$8,275
Dr. Maddon	10,000	(9)					$7.93	6/13/22
	28,333		56,667	(4)			$7.40	7/1/2021
	100,000						$5.35	7/1/2020
	50,000						$5.35	7/1/2020
	175,000						$5.33	7/1/2019
	75,000						$16.05	7/1/2018
	112,500						$22.01	7/2/2017
	145,000						$24.26	7/3/2016
	75,000						$21.39	7/1/2015
	37,500						$16.85	7/1/2014
	37,500						$16.85	7/1/2014
	112,500						$15.06	7/1/2013
	112,500						$15.06	7/1/2013
____________

(1)	Shares vest in equal annual installments commencing one year from date of grant with final vesting no later than June 20, 2013.
(2)	Performance stock options vest in percentages upon achievement of milestones or share price performance (see CD&A – Elements of Compensation – Long-term incentives, above, for a discussion of the performance criteria).
(3)	Options vesting over three years beginning March 1, 2013.
(4)	Options vesting over three years beginning July 1, 2012.
(5)	Options vesting over four years beginning July 1, 2012.
(6)	Options vesting over three years beginning July 1, 2011.
(7)	Options vesting over five years beginning September 2, 2009.
(8)	Pursuant to Mr. McKinney's agreement with the Company, vested and unexercised options (other than options expiring in 2013) continue to be exercisable, and unvested options continue to be outstanding, through September 30, 2013.
(9)	Options granted in 2012 for service as a non-employee director.

Option Exercises and Stock Vested in 2012

The following table sets forth information regarding the exercise and vesting of stock and stock option awards held by our NEOs during 2012:

	Option Awards		Stock Awards
	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Baker	-	-	-	-
Mr. Lovallo	-	-	819	7,101
Mr. McKinney	-	-	3,333	28,897
Dr. Israel	7,000	29,842	3,333	28,897
Dr. Olson	-	-	3,333	28,897
Ms. Assumma	-	-	2,778	24,085
Dr. Maddon	-	-	18,750	176,438

Potential Payments upon Termination or Change in Control

Progenics has no employment agreements with any of its NEOs other than Dr. Israel, whose agreement dates from 1994. As a result, the only amounts to which other NEOs would be legally entitled upon termination or a change in control of the Company would be their vested equity compensation (which in general ceases vesting upon termination outside a change in control context, but vests in full if the employee is terminated without cause during the one-year period following a change in control) and amounts payable from their qualified retirement 401(k) plans.

Under his employment agreement, Dr. Israel will be entitled to nine months' salary continuation at his current salary and benefits if he is terminated without cause, with the salary continuation subject to termination if he secures new employment (which he is required to seek). He will not be entitled to severance, and all vested and unvested equity compensation will be immediately forfeited, if the Company terminates him for cause (defined as continual failure to perform substantially one's duties, conviction of a felony, habitual drunkenness, excessive absenteeism, dishonesty, unauthorized disclosure of confidential information, continuous conflict of interest or any other reason constituting cause under New York or federal law). His outstanding equity awards vest in full as provided above in the event he is terminated without cause following a change in control. The agreement includes one-year non-competition, nondisclosure and two-year non-solicitation covenants, none of which affects payments or benefits due. The following table describes potential payments we may be required to provide Dr. Israel in the event we terminate his employment, assuming salary and benefits as of December 31, 2012:

Circumstances of Termination by the Company	Cash Severance				Equity		Benefits Continuation ($)	Gross up of I.R.C. Golden Parachute Excise Tax Resulting from Change in Control ($)	Total ($)
	Base Salary		Bonus		Value of Vested Equity ($)	Value of Accelerated Unvested Equity ($)
	Multiple	($)	Multiple	($)
For cause	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	-
Without cause	N/A	298,055	N/A	N/A	N/A	N/A	21,712	N/A	319,767

Under the terms of Dr. Maddon's now-terminated employment agreement, we were required prior to March 14, 2012 to provide compensation to him under certain circumstances in the event of termination of his employment or a change in control of the Company. We believed that those arrangements with Dr. Maddon were competitive with the arrangements involving executives at similar levels of comparable companies and were fair to the Company. The agreement obligated both parties to perform certain responsibilities upon termination of employment, which were described in detail in the Company's Proxy Statement for its 2011 Annual Meeting of Stockholders, when the agreement as then amended was still in effect. The following table describes those potential payments as they might have been payable prior to the termination based on the terms of the now-terminated agreement and the Company's stock price at the agreement's termination date.
Circumstances of Termination(1)	Cash Severance				Equity		Benefits Continuation ($)(5)	Gross up Of I.R.C. Golden Parachute Excise Tax Resulting From Change in Control ($)	Total ($)
	Base Salary		Bonus(2)		Value of Vested Equity ($)(3)	Value of Accelerated Unvested Equity ($)(4)
	Multiple	($)	Multiple	($)
For cause or voluntary termination	N/A	N/A	N/A	N/A	535,764	N/A	N/A	N/A	535,764

Death or disability(6)	1	425,000	N/A	366,667	535,764	N/A	35,292	N/A	1,362,722
Without cause or by the executive with good reason(7)	2	850,000	2	583,333	535,764	1,070,211	35,292	N/A	3,074,600
Without cause or by the executive with good reason following a change in control(8)	3	1,275,000	3	800,000	535,764	1,070,211	52,937	N/A	3,733,912
 ____________
(1)	Calculations in this table utilize the closing price per share of our common stock on the agreement termination date, of $9.26.
(2)	Includes, where any amount is shown, bonus multiple calculated using the multiple shown plus a pro-rated bonus of $150,000, representing an estimated pro-rata bonus for the year of termination.
(3)	680,875 of Dr. Maddon's 817,541 outstanding vested stock options were underwater as of the agreement termination date.
(4)	Assumed (i) acceleration of vesting at the agreement termination date of all 407,959 unexercisable and unearned stock options, as set forth in the Outstanding Equity Awards at Fiscal Year-End table above, 134,625 of which were underwater at such date, and (ii) acceleration of vesting and sale of all 18,750 outstanding shares of restricted stock at such date, yielding $1,070,211 before taxes, using the closing price of Progenics common stock on that date.
(5)	Health and welfare benefits were to continue for 24 or 36 months, depending on the circumstances of termination, and included the employer cost of health, dental, disability and group life insurance.
(6)	In this circumstance, Dr. Maddon or his estate would have received one times his base salary for the year of termination and average bonus (calculated using the average of the annual bonuses paid to him in the three years preceding the year of termination), and a pro-rated amount of bonus from the beginning of the year of termination to the date of termination based on an assumed bonus of $150,000. For purposes of this calculation, base salary at the agreement termination date was $425,000, the fair market values of his bonuses for the three years preceding such date were $150,000, $250,000 and $250,000.
(7)	In this circumstance, Dr. Maddon would have received cash severance equal to twice the sum of his base salary for the year of termination and the average of the annual bonuses paid to him in the three years preceding the year of termination, together with a pro-rated bonus from the beginning of the year of termination to the date of termination based on an assumed bonus of $150,000, calculated as specified in note (6).
(8)	In this circumstance, Dr. Maddon would have received cash severance equal to three times the sum of base salary and average bonus, together with the pro-rated bonus, as described in note (7).

Director Compensation

The following table sets forth information regarding the aggregate compensation we paid to the non-employee members of our Board during 2012. Mr. Mark Baker did not receive any additional compensation for services provided as a Board member during 2012, and continues to serve as a director without compensation.

	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
Mr. Briner	$44,000	$53,451	-	$97,451
Mr. Charles Baker	68,000	53,451	-	121,451
Mr. Crowley	105,500	213,804	-	319,304
Mr. Dalton(2)	15,250	-	-	15,250
Dr. Goff	62,000	53,451	-	115,451
Dr. Maddon(2)	32,750	53,451	-	86,201
Dr. Scheinberg	74,000	53,451	-	127,451
Ms. Williams	71,000	53,451	-	124,451
 ____________
(1)
At December 31, 2012, the aggregate number of stock options outstanding for each of our non-employee directors was as follows: Mr. Charles Baker, 95,000; Mr. Briner, 182,500; Mr. Crowley, 155,000; Mr. Dalton, 80,000; Dr. Goff, 95,000; Dr. Maddon, 10,000; Dr. Scheinberg, 115,357; Ms. Williams, 85,000. In general, options granted to non-employee directors vested immediately on the date of grant and the amounts shown represent the grant date fair value of stock awards made during the fiscal year under FASB ASC Topic 718. The grant date fair value of the 2012 option awards was determined using the assumptions disclosed in Note 10 – Share-Based Payment Arrangements to our consolidated financial statements included in our 2012 Annual Report on Form 10-K.

(2)
Mr. Dalton did not stand for re-election as director at the 2012 Annual Meeting. Dr. Maddon did not receive any additional compensation for services provided as a Board member prior to his retirement on June 13, 2012, and has been compensated as a non-employee director since that date.

For Board and committee service, our directors are entitled to receive:

a $25,000 annual retainer for Board service ($50,000 for service as Chair), an option for 10,000 common shares (40,000 in the case of the Chair), and $2,000 per meeting attendance fees;

an annual retainer fee for committee service as (i) Audit Committee Chair ($12,000; currently Ms. Williams); (ii) Compensation Committee Chair ($8,000; currently Mr. Crowley); (iii) Nominating and Corporate Governance Committee Chair ($5,000; currently Mr. Charles Baker); and (iv) Science and Technology Committee and Strategy and External Technology Subcommittee Chair ($2,500 each; currently Dr. Scheinberg); and, reflecting differing Committee meeting formats and frequencies, (i) per-meeting attendance fees of $1,000 for the Audit, Nominating and Corporate Governance, Compensation, Strategic Review and ad hoc Committees, and $7,500 for the Science & Technology Committee; and (ii) a $10,000  annual retainer for Strategy and External Technology Subcommittee service.

Option awards for Board service during 2012 were made under the 2005 Stock Incentive Plan, as described in the CD&A. These non-qualified options generally vest on and expire ten years after the grant date and have an exercise price equal to the closing price of Progenics stock on the grant date (for the 2012 grant, $7.93 per share). Fair values have been determined using the assumptions for calculating the expense amounts as set forth in Note 10 – Share-Based Payment Arrangements to the consolidated financial statements included in our 2012 Annual Report on Form 10-K, and for the 2012 grant was $5.35 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2013, except as noted, regarding the beneficial ownership of the common stock by (i) each person or group known to us to be the beneficial owner of more than five percent of our common stock outstanding, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percent
Federated Investors, Inc.(3) Federated Investors Tower Pittsburgh, PA 15222-3779	12,538,268	24.52%
FMR LLC(4) 82 Devonshire Street Boston, MA 02109	5,146,395	10.06%
Broadfin Capital, LLC(5) 237 Park Avenue, Suite 900 New York, NY 10017	3,651,666	7.14%
Tudor Investment Corporation and affiliates(6) 1275 King Street Greenwich, CT 06831	2,888,513	5.65%
Charles A. Baker(7)	116,481	*
Mark R. Baker(8)	739,403	1.43%
Kurt W. Briner(9)	213,000	*
Peter J. Crowley(10)	150,000	*
Stephen P. Goff(11)	158,500	*
Paul J. Maddon(12)	1,924,890	3.69%
David A. Scheinberg(13)	160,289	*
Nicole S. Williams(14)	90,000	*
Angelo W. Lovallo, Jr. (15)	20,563	*
Robert A. McKinney(16)	276,913	*
Robert J. Israel(17)	209,549	*
William C. Olson(18)	237,543	*
Ann Marie Assumma (19)	128,869	*
All directors and executive officers as a group(20)	4,426,000	8.16%
____________
* Less than one percent.

(1)	The address of each beneficial owner who is a director or officer of the Company is c/o the Company.

(2)	With respect to our directors and executive officers, and except as indicated and/or pursuant to applicable community property laws, each stockholder possesses sole voting and investment power with respect to the shares of common stock listed. The number of shares of common stock beneficially owned includes the shares issuable pursuant to stock options held by the stockholder that are currently exercisable, i.e., within 60 days of March 31, 2013. Shares issuable upon exercise of these options are deemed outstanding for computing the percentage of beneficial ownership of the person holding the options but not of any other person. None of the shares held by our directors and executive officers are pledged as collateral.

With respect to other stockholders identified above, the percent reported is calculated by dividing (i) the number of shares reported by the stockholder in its Schedule 13G filing as described in the related note by (ii) the aggregate number of our common shares outstanding on March 31, 2013, and differs from the Percent of Class reported in the stockholder's Schedule 13G; it assumes that the stockholder continued to own the number shares reported in its Schedule 13G on March 31, 2013.

(3)	Based on a Schedule 13G (Amendment No. 8) filed February 12, 2013, which reports that Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to registered investment companies and separate accounts that own the shares reported. Such document also reports that the investment advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc., all of whose outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees.

(4)	Based on a Schedule 13G (Amendment No. 2) filed on February 14, 2013, which reports that Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC (FMR) and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the shares reported as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Select Biotechnology Portfolio, amounted to 4,451,226 shares or 9.919% of Progenics common stock outstanding according to such document. Such document also reports that (i) Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the shares reported owned by the Funds; (ii) members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR; (iii) the Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares, and accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR; (iv) neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees; and (v) Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(5)	Based on a Schedule 13G filed on December 10, 2012, which reports that Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd., and Kevin Kotler have shared power to vote or to direct the vote and to dispose or to direct the disposition of the securities reported.

(6)	Based on a Schedule 13G (Amendment No. 14) filed February 14, 2013, which reports that the number of reported shares owned by Tudor Investment Corporation (TIC), Tudor Group Holdings LLC (TGH), Paul Tudor Jones, II and/or Mark F. Dalton include shares owned directly by The Tudor BVI Global Portfolio L.P., a limited partnership organized under the laws of the Cayman Islands (Tudor BVI) (1,308,892 shares), Tudor Global Fund L.P. (TGF) (511,176 shares), Tudor Proprietary Trading, L.L.C. (219,107 shares), and/or Tudor Global Trading LLC (TGT) (15,400 shares). Such document also reports that (i) because TIC provides investment advisory services to each of Tudor BVI and TGF and acts as general partner of TGF, TIC may be deemed to beneficially own the shares owned by such entities, and disclaims beneficial ownership of such shares; (ii) TGH holds a majority of the equity interests of TGT and indirectly holds a majority of the membership interests of TPT, and disclaims beneficial ownership of the Shares beneficially owned by each of such entities; (iii) Mr. Dalton, as the sole general partner of D.F. Partners, a New York limited partnership, may be deemed to beneficially own the shares owned by such entity (16,500 shares), and disclaims beneficial ownership of such shares; (iv) Mr. Jones is the Co-Chairman and principal equity owner of TIC and TGH, and disclaims beneficial ownership of the shares beneficially owned, or deemed beneficially owned, by such entities; (v) Mr. Dalton is (1) the Co-Chairman, Chief Executive Officer, President, and an equity owner of TIC and (2) the Co-Chairman, Chief Executive Officer, and an equity owner of TGH, and disclaims beneficial ownership of the shares beneficially owned, or deemed beneficially owned, by such entities; and (vi) the shares reported in such document under Items 5 and 7 of Mr. Jones' cover page include 4,600 shares held directly by Mr. Jones' individual retirement account, and the shares reported in such document under Items 5 and 7 of Mr. Dalton's cover page include 87,500 immediately exercisable options and 78,500 of the shares.

(7)	Includes 21,481 shares owned by the Baker Family Limited Partnership and 95,000 issuable upon exercise of currently exercisable options.

(8)	Includes 161,140 shares outstanding and 578,263 issuable upon exercise of currently exercisable options.

(9)	Includes 33,000 shares outstanding and 180,000 issuable upon exercise of currently exercisable options.

(10)	Consists of 150,000 shares issuable upon exercise of currently exercisable options.

(11)	Includes 66,000 shares outstanding and 92,500 issuable upon exercise of currently exercisable options.

(12)	Includes 854,057 shares outstanding and 1,070,833 issuable upon exercise of currently exercisable options.

(13)	Includes 46,182 shares outstanding and 114,107 issuable upon exercise of currently exercisable options.

(14)	Includes 5,000 shares outstanding and 85,000 issuable upon exercise of currently exercisable options.

(15)	Includes 2,945 shares outstanding, of which 444 are restricted shares subject to forfeiture, and 17,174 shares issuable upon exercise of currently exercisable options.

(16)	Includes 41,081 shares outstanding, of which 3,333 are restricted, and 232,499 issuable upon exercise of currently exercisable options.

(17)	Includes 31,717 shares outstanding, of which 3,333 are restricted, and 174,499 issuable upon exercise of currently exercisable options.

(18)	Includes 42,211 shares outstanding, of which 3,333 are restricted, and 191,999 issuable upon exercise of currently exercisable options.

(19)	Includes 15,193 shares outstanding, of which 2,777 are restricted, and 110,899 issuable upon exercise of currently exercisable options.

(20)	Includes 1,320,007 shares outstanding, of which 13,220 are restricted, and 3,092,773 issuable upon exercise of currently exercisable options held by directors, NEOs and other executive officers of the Company.

OTHER MATTERS

Certain Relationships and Related Transactions

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law for certain liabilities to which they may become subject as a result of their affiliation with us.

Our Code of Business Ethics and Conduct, which our Corporate Governance Guidelines make applicable to all directors and employees, including our CEO and PFO, requires all Progenics personnel to act in the best interests of the Company consistent with their duty of loyalty to it, including by avoiding situations and relationships that involve actual or potential conflicts of interest. Situations that could be perceived as conflicts of interest include related party transactions. The Code requires Progenics personnel who believe they are involved in or become aware of a potential conflict of interest to discuss the matter with the individual's manager and our General Counsel. Our Audit Committee is required and empowered to meet with our management and independent auditors to review all related party transactions that would be required to be disclosed in our annual proxy statement for potential conflicts of interest situations and, on an ongoing basis, approve such transactions. The Audit Committee's policy is to approve only those transactions that are in the best interests of our stockholders. In addition, our Nominating and Corporate Governance Committee is required and empowered to conduct any and all investigations into alleged violations of our Corporate Governance Guidelines or Code of Business Ethics and Conduct, and present the results of such investigations to our Board.

As required by SEC rules, we disclose in our Proxy Statement under this heading any relevant transactions. We disclosed in Note 9(e) to our consolidated financial statements included in our 2012 Annual Report on Form 10-K that in December 2012, Progenics entered into a financial advisory agreement with MTS Health Partners, L.P., of which Board Chair Mr. Crowley is a Senior Managing Director and partner, on customary terms and conditions, whereby MTS will receive a monthly retainer of $10,000 during the term of the agreement (which may be terminated by either party on 30 days notice), $300,000 for MTS' services in connection with the Company's acquisition of Molecular Insight, and in connection with other transactions, if any, as to which MTS provides services to the Company, such other amounts as the parties may mutually agree.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to us with respect to the last fiscal year, we believe that each of the persons required to file such reports is in compliance with all applicable filing requirements. We continue to monitor the effectiveness of our policies and procedures designed to ensure compliance with Section 16 reporting requirements.

Transactions in Stock by Insiders

We have established stock transaction guidelines governing the way in which persons who may be considered insiders (directors, executive officers and certain key employees who we may designate from time to time) may effect transactions in shares of our common stock. From time to time, insiders may engage in transactions in our common stock in accordance with these guidelines pursuant to SEC Rule 144 or pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 under the Exchange Act.

Rule 10b5-1 allows persons who may be considered insiders to establish written pre-arranged stock trading plans which are designed to enable the person to arrange for stock transactions to be executed by a third party (such as a broker) on his or her behalf without violating securities laws prohibiting trading on the basis of material, non-public information. The plans establish predetermined trading parameters (amount, price and date of transactions) that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. These plans also permit our insiders to gradually diversify their investment portfolios or increase their ownership interest in the Company and may minimize the market impact of stock trades by spreading them over an extended period of time.

Stockholder Proposals

SEC rules provide that certain stockholder proposals must be included in the Proxy Statement for our Annual Meeting. For a proposal to be considered for inclusion in next year's Proxy Statement, it must be submitted in writing to our Corporate Secretary no later than January 2, 2014. If we receive notice after that date of a stockholder's intent to present a proposal at our 2014 Annual Meeting, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

Householding of Proxy Materials

In order to reduce printing costs and postage fees and protect the environment, we mail only one copy of the Notice and/or the Annual Report and Proxy Statement to any one address, unless we receive contrary instructions from any stockholder at that address (known as "householding").

We will deliver upon written or oral request a separate copy of the Notice and/or the Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of these materials was delivered. If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters located at 777 Old Saw Mill River Road, Tarrytown, New York 10591 or by calling us at 914-789-2800. If you are a beneficial but not record owner, you can request additional copies, or you can request householding, by notifying your broker, bank or nominee.

Other Business

The Board knows of no other business to be acted upon at the Meeting. If any other business properly comes before the Meeting, however, it is the intention of the persons named in the enclosed Proxy Card to vote on such matters as recommended by the Board.

We will appreciate the prompt return of your proxy, which will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Meeting, please follow the instructions on the Notice and submit your proxy.

By order of the Board of Directors,

ANGELO W. LOVALLO, JR.
Vice President, Finance and Treasurer

Tarrytown, New York
May 2, 2013

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PROGENICS PHARMACEUTICALS, INC.
______________________________

Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the undersigned hereby certifies as follows:

FIRST:  The name of the corporation is Progenics Pharmaceuticals, Inc.

SECOND:  The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on the 1st day of December, 1986.

THIRD:  A resolution proposing this amendment and restatement of the Certificate of Incorporation has been duly (a) adopted by the Board of Directors of the corporation, such resolution setting forth such amendment and restatement and declaring its advisability in accordance with Sections 245 and 242 of the General Corporation Law of the State of Delaware, and (b) approved by the stockholders of the corporation in accordance with Section 242 of such Law.

FOURTH:  This amendment and restatement of the Certificate of Incorporation restates the provisions of the original Certificate of Incorporation as theretofore amended and supplemented and amends Article IV(A) thereof to be and read in its entirety as set forth below.

FIFTH:  The text of the Certificate of Incorporation of Progenics Pharmaceuticals, Inc. is hereby amended and restated, as follows:

ARTICLE I

The name of the corporation is PROGENICS PHARMACEUTICALS, INC.

ARTICLE II

The corporation's registered office is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A)  Total Number of Shares of Stock. The total number of shares of stock of all classes that the Corporation shall have authority to issue is one hundred eighty million (180,000,000) shares. The authorized capital stock is divided into twenty million (20,000,000) Preferred Shares of the par value $.001 each and one hundred sixty million (160,000,000) shares of Common Stock of the par value of $.0013 each. Subject to all of the rights of the Preferred Shares provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the General Corporation Law of Delaware, the holders of Common Stock shall have full voting powers on all matters requiring stockholder action, each share of such Common Stock being entitled to one vote, and have equal rights of participation in the dividends and assets of the Corporation.

A-1

(B)  Preferred Shares. The Preferred Shares may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

(1)
Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issue of one or more series of Preferred Shares, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(a)	The designation of such series;
(b)
  The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relationship which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

(c)	Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(d)	The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(e)
Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(f)	The extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

(g)	The restrictions, if any, on the issue or reissue of any additional Preferred Shares;

(h)
The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon the distribution of the assets of, the Corporation; and

(i)	Any other rights, preferences or limitations of the shares of such series consistent with the provisions hereof governing the Preferred Shares.

ARTICLE V

The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

ARTICLE VI

The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

ARTICLE VII

The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

ARTICLE VIII

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the Corporation, as of the ___ day of ____, 2013.

PROGENICS PHARMACEUTICALS, INC.
By: _____________________________
Name: Mark R. Baker
Title: Chief Executive Officer

A-2

APPENDIX B

PROGENICS PHARMACEUTICALS, INC.
2005 STOCK INCENTIVE PLAN

(Effective as of                  )

1.	PURPOSE

The purpose of the Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan is to further align the interests of employees, officers, non-employee directors and other individual service providers with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.

2.	DEFINITIONS

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

(a)	Award means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award granted under the Plan.
(b)	Award Agreement means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award.
(c)	Board means the Board of Directors of the Company.
(d)	Change in Control shall have the meaning set forth in Section 13.2 hereof.
(e)	Code means the Internal Revenue Code of 1986, as amended.
(f)	Committee means the Compensation Committee of the Board or a successor thereof, or any other committee of the Board appointed by the Board to administer the Plan from time to time.
(g)	Common Stock means the Company's Common Stock, par value $.0013 per share.
(h)	Company means Progenics Pharmaceuticals, Inc., a Delaware corporation.
(i)	Date of Grant means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.
(j)	Disability means a Participant being considered "disabled" within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.
(k)
Eligible Person means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary.

(l)	Exchange Act means the Securities Exchange Act of 1934, as amended.
(m)
Fair Market Value with respect to the value of a share of Common Stock as of a particular day, shall mean the last reported sale price (as reported on the NASDAQ) of the Common Stock on such day (unless such day is not a trading day, in which case, on the last trading day immediately preceding such day on which the Common Stock is traded on the NASDAQ). If the Common Stock is not listed on the NASDAQ, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account to the extent necessary the requirements of Section 409A of the Code.

(n)	Incentive Stock Option means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of section 422 of the Code and the regulations promulgated thereunder.
(o)	NASDAQ means The NASDAQ Stock Market's National Market.
(p)	Nonqualified Stock Option means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
(q)	Participant means any Eligible Person who holds an outstanding Award under the Plan.
(r)
Performance Awards means an Award under Section 11 hereof entitling a Participant to a payment in cash at the end of a performance period, if the performance and other conditions established by the Committee are satisfied.

(s)	Plan means this Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan as amended herein, and as may be amended from time to time, effective as provided in Section 15.1 hereof.
(t)
Restricted Stock Award means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

(u)	Section 162(m) Award means any Award that is intended to qualify for the "performance-based" compensation exception under section 162(m) of the Code and the regulations promulgated thereunder.
(v)	Service means a Participant's employment or other service relationship with the Company or any Subsidiary.
(w)
Stock Appreciation Right means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

(x)
Stock Award means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof entitling a Participant to shares of Common Stock that are issued free of transfer restrictions and forfeiture conditions.

(y)
Stock Option means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

(z)
Stock Unit Award means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

(aa)
Subsidiary means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall include only an entity that qualifies under section 424(f) of the Code as a "subsidiary corporation" with respect to the Company.

3.	ADMINISTRATION

Section 3.1                          Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an "independent director" under rules adopted by the NASDAQ, (ii) a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and (iii) an "outside director" under section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award hereunder.

Section 3.2                          Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant's consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

Section 3.3                          Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant Awards under the Plan, subject to the requirements of section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or who is a covered employee under section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

Section 3.4                          Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to non-employee directors shall be approved by the Board. With respect to awards granted to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4.	SHARES SUBJECT TO THE PLAN

Section 4.1                          Share Limitation. Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 10,450,000 shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock subject to Awards of Stock Options or Stock Appreciation Rights that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1 as one share of Common Stock for every share of Common Stock subject thereto, regardless of the number of shares of Common Stock actually issued to settle the Stock Option or Stock Appreciation Right upon exercise. Shares of Common Stock subject to Awards of Restricted Stock Awards, Stock Unit Awards, Stock Awards, or share-based Performance Awards, if any, shall be counted against the maximum share limitations of this Section 4.1 as 1.2 shares of Common Stock for every share of Common Stock subject thereto. To the extent that any Award under the Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates, in whole or in part, without payment being made thereunder, the shares of Common Stock remaining subject thereto at the time of such forfeiture, cancellation, return or other termination will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Awards under the Plan that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations. Shares that are withheld from an Award by the Participant in payment of the exercise or purchase price or separately surrendered by the Participant, or taxes relating to such an Award shall be deemed to constitute delivered shares and will not be available for future Awards under the Plan.

Section 4.2                          Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof, (ii) the maximum numbers and kind of shares or units set forth in Sections 6.1, 7.1, 8.1, 9.1 and 10.1 hereof, (iii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance measures or goals relating to an Award and (vi) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant's rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of section 424(a) of the Code.

5.	PARTICIPATION AND AWARDS

Section 5.1                          Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

Section 5.2                          Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 14.1 hereof.

6.	STOCK OPTIONS

Section 6.1                          Grant of Stock Option. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.7 hereof and section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Stock Options granted to any Participant during any calendar year shall be limited to 750,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 6.2                          Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

Section 6.3                          Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time.

Section 6.4                          Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant's Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

Section 6.5                          Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in an Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee; (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate for accounting purposes or otherwise), valued at the Fair Market Value of such shares on the date of exercise; (iii) through an open-market broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; (iv) by a combination of the foregoing methods; or (v) by such other method as may be approved by the Committee and set forth in an Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in an Award Agreement.

Section 6.6                          Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant's death, in accordance with Section 14.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant's "family member" (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time.  Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 14.3 hereof.

Section 6.7                          Additional Rules for Incentive Stock Options.

(i)	Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-7(h) of the Company or any Subsidiary.
(ii)
Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(iii)
Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five years following the date such Stock Option is granted.

(iv)
Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or a permanent and total disability within the meaning of section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of section 422 of the Code.

(v)
Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(vi)
Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

Section 6.8                          Repricing of Stock Options Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company's stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a "repricing."

7.	STOCK APPRECIATION RIGHTS

Section 7.1                          Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 750,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 7.2                          Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant.  The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

Section 7.3                          Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

Section 7.4                          Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

Section 7.5                          Repricing of Stock Appreciation Rights Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company's stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a "repricing."

8.           RESTRICTED STOCK AWARDS

Section 8.1                          Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may grant Restricted Stock Awards that are Section 162(m) Awards, as well as Restricted Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 8.2                          Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award at any time. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

Section 8.3                          Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the shares subject to the Restricted Stock Award being forfeited and returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

Section 8.4                          Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award.

Section 8.5                          Section 83(b) Election. If a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under section 83(b) of the Code.

9.           STOCK UNIT AWARDS

Section 9.1                          Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. The Committee may grant Stock Unit Awards that are Section 162(m) Awards, as well as Stock Unit Awards that are not Section 162(m) Awards. The maximum number of units that may be subject to Stock Unit Awards granted to a Participant during any one calendar year shall be limited to 250,000 units (subject to adjustment as provided in Section 4.2 hereof). A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

Section 9.2                          Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Stock Unit Award may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Stock Unit Award at any time. In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with the rules established by the Committee.

Section 9.3                          Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. In the case of a Participant who is a "specified employee" as defined in Section 409A of the Code at the time of any payment of a Stock Unit Award upon the Participant's termination of Service, the payments under the Stock Unit Award shall be deferred until the date that is six months following the Participant's termination of Service to the extent necessary to comply with Section 409A of the Code, with the terms of such deferral and payment to be made in the manner determined by the Committee and set forth in the Award Agreement.

Section 9.4                          No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.           STOCK AWARDS

Section 10.1                          Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee.  A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors' compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which such Eligible Person is entitled all incidents of ownership, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The Committee may grant Stock Awards that are Section 162(m) Awards, as well as Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 10.2                          Rights as Stockholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of the shares of Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.          PERFORMANCE AWARDS

Section 11.1                          Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may also determine a target payment amount or a range of payment amounts for each Award. The performance goals applicable to a Performance Award grant may be subject to adjustments as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee's authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award. In the case of any Performance Award that is a Section 162(m) Award, performance goals shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $1 million.

Section 11.2                          Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, subject to any tax withholding requirements. In the case of a Participant who is a "specified employee" as defined in Section 409A of the Code at the time of any payment of a Performance Award upon the Participant's termination of Service, the payments under the Performance Award shall be deferred until the date that is six months following the Participant's termination of Service to the extent necessary to comply with Section 409A of the Code, with the terms of such deferral and payment to be made in the manner determined by the Committee and set forth in the Award Agreement.

12.          SECTION 162(M) AWARDS

Section 12.1                          Awards. Awards of Stock Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards. Restricted Stock Awards, Stock Unit Awards, Stock Awards and Performance Awards granted under the Plan may qualify as Section 162(m) Awards if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

Section 12.2                          Performance Criteria. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: (i) total stockholder return; (ii) stock price increase; (iii) return on equity; (iv) return on capital; (v) return on investment; (vi) earnings per share, diluted or basic; (vii) EBIT (earnings before interest and taxes); (viii) EBITDA (earnings before interest, taxes, depreciation and amortization); (ix) cash flow (including operating cash flow, free cash flow, discounted cash flow, and cash flow in excess of costs of capital); (x) net or gross revenue; (xi) operating expenses; (xii) gross or operating margin; (xiii) execution of a corporate collaboration agreement relating to a product candidate of the Company; (xiv) acceptance by the U.S. Food and Drug Administration ("FDA") or a comparable foreign regulatory authority of a final New Drug Application, a Biologic License Application or similar document; (xv) approval for marketing of a product candidate of the Company by the FDA or a comparable foreign regulatory authority; (xvi) obtaining a specified level of financing for the Company, as determined by the Committee, including through government grants (or similar awards) and the issuance of securities; and (xvii) commencement of a particular stage of clinical trials for a product candidate of the Company. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company's business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. In the case of Awards that are not Section 162(m) Awards, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

Section 12.3                          Section 162(m) Requirements. In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to an Award as required by section 162(m) of the Code within 90 days after the beginning of the performance period (or such other time period as is required under section 162(m) of the Code). As and to the extent required by section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may allow the Committee discretion to decrease the amount of compensation payable).

13.          CHANGE IN CONTROL

Section 13.1                          Effect of Change in Control. The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a "Change in Control" on an Award.  Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.  To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a "change in control" for purposes of Section 409A have been satisfied.

Section 13.2                          Definition of Change in Control. For purposes of the Plan, unless otherwise defined in an Award Agreement, a "Change in Control" shall be deemed to have occurred upon:

(i)
a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (ii) or (iii) of this Section 13.2) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

(ii)
the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing more than 50% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation, or (B) other securities (of either the Company or another company) or cash or other property;

(iii)
any "Person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), except that such term shall not include (A) the Company, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the voting power of all capital stock thereof outstanding, excluding any Person who is an officer or director of the Company or who becomes such a Beneficial Owner in connection with a transaction described in clause (ii) of this Section 13.2; or

(iv)	the consummation of (A) the sale or other disposition of all or substantially all of the assets of the Company, or (B) a complete liquidation or dissolution of the Company.

14.          GENERAL PROVISIONS

Section 14.1                          Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

Section 14.2                          Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation.

Section 14.3                          No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant's guardian or legal representative. In the event of a Participant's death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant's will or by the Participant's estate in accordance with the Participant's will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant's death.

Section 14.4                          Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

Section 14.5                          Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

Section 14.6                          Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

Section 14.7                          Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

Section 14.8                          Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

Section 14.9                          Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

Section 14.10                                        Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

Section 14.11                                        Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant's executor, administrator and permitted transferees and beneficiaries.

Section 14.12                                        Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Section 14.13                                        Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

Section 14.14                                        Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

Section 14.15                                        Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

Section 14.16                                         Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a "specified employee" as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant's termination of Service (or such other period as required to comply with Section 409A).

15.          EFFECTIVE DATE; AMENDMENT AND TERMINATION

Section 15.1                          Effective Date. The Plan became effective following its adoption by the Board and its approval by the Company's stockholders on the date of the 2005 Annual Meeting of Stockholders. The term of the Plan shall be ten (10) years from the date of such adoption by the Board, subject to Section 15.3 hereof. The Plan as amended and restated herein became effective following its adoption by the Board and its approval by the Company's stockholders on the date of the 2007 Annual Meeting of Stockholders.

Section 15.2                          Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company's stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with section 162(m) or section 422 of the Code, the listing requirements of the NASDAQ or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. Notwithstanding the foregoing and notwithstanding anything to the contrary in the Plan, the Board may amend the Plan and any outstanding Award Agreement solely to comply with any new regulations or other guidance from the Internal Revenue Service under section 409A of the Code without the consent of the Participant or the permitted transferee of the Award.

Section 15.3                          Termination. The Plan shall terminate on April 4, 2015, which is the date immediately preceding the tenth anniversary of the date of the Plan's adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan.  Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

PROGENICS PHARMACEUTICALS, INC.
777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM EDT on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM EDT on the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
VOTE IN PERSON
Attend the Annual Shareholders Meeting at 10:00 AM EDT on Wednesday, June 12, 2013.
The Landmark at Eastview
Rockland Room
777 Old Saw Mill River Road
Tarrytown, NY 10591

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS
FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PROGENICS PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR each of the Nominees named below:

1. Election of Directors

NOMINEES:	For	Against	Abstain

01) Peter J. Crowley	☐	☐	☐
02) Paul J. Maddon	☐	☐	☐
03) Mark R. Baker	☐	☐	☐
04) Stephen P. Goff	☐	☐	☐
05) David A. Scheinberg	☐	☐	☐
06) Nicole S. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:
	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this year's Proxy Statement.	☐	☐	☐

3. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80 million to 160 million.	☐	☐	☐

4. Approval of an amendment to the Company's 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 8,450,000 to 10,450,000.	☐	☐	☐

5. Ratification of the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for 2013.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Company's Notice of Meeting, Proxy Statement and 2012 Form 10-K and Annual Report are available at www.proxyvote.com

PROGENICS PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 2013 – 10:00AM THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned(s) hereby appoint(s) Mark R. Baker and Angelo W. Lovallo, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PROGENICS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00AM EDT on June 12, 2013, at The Landmark at Eastview, 777 Old Saw Mill River Road, Tarrytown, NY 10591, Rockland Room, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

(Continued and to be signed on the reverse side)